Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253148

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, Dated February 24, 2021

Preliminary Prospectus Supplement

(to Prospectus dated February 16, 2021)

$150,000,000

    % Convertible Senior Notes due 2027

We are offering $150,000,000 aggregate principal amount of our     % Convertible Senior Notes due 2027 (the “notes”). The notes will bear interest at a rate equal to     % per year. Interest on the notes will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2021. Interest will accrue on the notes from the last date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for,                     , 2021. Unless earlier converted, redeemed, or repurchased, the notes will mature on March 15, 2027.

You may convert your notes, at your option, at any time prior to the close of business on the business day immediately preceding September 15, 2026, but only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on such trading day; (2) during the consecutive five business day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the “measurement period”) in which the trading price (as defined in this prospectus supplement) per $1,000 principal amount of the notes, as determined following a request by a holder of the notes in the manner described in this prospectus supplement, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day; (3) upon the occurrence of specified corporate events described in this prospectus supplement; and (4) if we have called the notes for redemption. In addition, regardless of the foregoing circumstances, holders may convert their notes at any time on or after September 15, 2026 until the close of business on the scheduled trading day immediately preceding the maturity date. Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”

The conversion rate will initially equal              shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of our common stock) and will be subject to adjustment as described in this prospectus supplement. In addition, we will, in certain circumstances, increase the conversion rate for holders who convert their notes in connection with a make-whole fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

We may not redeem the notes prior to March 15, 2024. On and after March 15, 2024, we may redeem for cash all, but not less than all, of the notes if the last reported sale price of our common stock equals or exceeds 140% of the applicable conversion price on (i) each of at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which we deliver notice of the redemption (such date, the “redemption notice date”); and (ii) the trading day immediately before the redemption notice date. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, if we call the notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate for holders who convert their notes after we deliver a notice of redemption and before the close of business on the business day immediately preceding the relevant redemption date. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

If a fundamental change occurs, you will have the right, at your option, to require us to repurchase your notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to any secured debt that we may incur to the extent of the assets securing such debt.

The notes will not be listed on any securities exchange or included in any inter-dealer quotation system. Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Select Market. The last reported sale price of our common stock on The Nasdaq Global Select Market on February 23, 2021 was $25.16 per share.

	PER NOTE		TOTAL
Public offering price (1)		%	$
Underwriting discounts and commissions (2)		%	$
Proceeds, before expenses, to us		%	$

(1)	Plus, accrued interest, if any, from , 2021.
(2)	See “Underwriting” for additional information regarding the compensation payable to the underwriters.

We have granted the underwriters a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of notes, solely to cover over-allotments.

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement $150,000,000 of our common stock, plus up to an additional $22,500,000 of our common stock that the underwriters of the concurrent offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. See “The Concurrent Offering”.

Investing in the notes involves a high degree of risk. Please read “Risk Factors” beginning on page S-10.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that the notes will be delivered to investors in book-entry form through The Depository Trust Company on or about                     , 2021.

Book-Running Managers

Jefferies	BofA Securities

Prospectus supplement dated                 , 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated February 16, 2021 are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of our     % convertible senior notes due 2027, or the notes, to certain investors. We provide information to you about this offering of notes in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

When we refer to “Green Plains,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Green Plains Inc. and its subsidiaries, unless otherwise specified.

S-ii

SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the notes. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Green Plains Inc.

Green Plains is an Iowa corporation, founded in June 2004 as a producer of low carbon fuels and has grown to be one of the leading corn processors in the world. We continue to transform from a commodity-processing business to a value-add agricultural technology company focused on creating diverse, non-cyclical, higher margin feed ingredients, specialty alcohols and renewable feedstocks. In addition, we are currently undergoing a number of project initiatives to improve our operating margins. Through our Project 24 initiative, we anticipate reductions in operating expense per gallon across our non-ICM plants through lower chemical use by an estimated 15%, water requirements by an estimated 10% and increased renewable corn oil recovery by an estimated 10%, while also reducing each of gas and power use by an estimated 20%. United States Pharmacopeia, or USP, upgrades and planned Grain Neutral Spirits, or GNS, upgrades are expected to provide additional improvements to our financial results. Additionally, through our Ultra-High Protein initiative, we expect to produce various Ultra-High Protein and novel feed ingredients targeting the pet, poultry, aquaculture and dairy industries further increasing margin per gallon.

Additionally, we have taken advantage of opportunities to divest certain assets in recent years to reallocate capital toward our current growth initiatives. We are focused on generating stable operating margins through our business segments and risk management strategy and expanding our focus on specialty alcohols and high value protein ingredients. We own and operate assets throughout the ethanol value chain: upstream, with grain handling and storage; through our ethanol production facilities; and downstream, with marketing and distribution services to mitigate commodity price volatility.

Recent Developments

Fluid Quip Technologies

We recently completed the purchase of a majority interest in Fluid Quip Technologies, LLC (“Fluid Quip”) in combination with Ospraie Management and funds and accounts managed by BlackRock. The acquisition capitalizes on the core strengths of each company to develop and implement proven, value-added agriculture, food and industrial biotechnology systems and rapidly expand installation and production across our facilities, as well as offer these technologies to partnering biofuel facilities. We believe the partnership will also help accelerate the installation of Ultra-High Protein technology across Green Plains’ platform, amplify our production capabilities and further expand product offerings to accelerate the growth of Optimal Aquafeed’s precision aquaculture solutions, leveraging previously announced partnerships with Novozymes and Hayashikane. We will look to deploy a number of Fluid Quip’s advancing technologies in sustainable high proteins, renewable corn oil and Clean Sugar Technology (CST™) throughout our platform beginning in 2021. The Fluid Quip IP portfolio has application throughout our platform:

Ultra-High Protein

We believe that the world will continue to increase its demand for protein for human consumption, driving the need to produce larger amounts of high protein feed for animals and aquaculture. With new technologies introduced in the ethanol industry, we believe that ethanol production facilities can increasingly become high-protein feed producers. We began production of Ultra-High Protein in 2020 using Fluid Quip’s patented Maximized Stillage Co-products (MSC™) and are beginning to deploy this technology at additional locations in an effort to capture higher co-product returns.

The Ultra-High Protein installation at our Wood River plant began during the third quarter 2020 with shipments expected to begin in the third quarter of 2021. We anticipate that additional locations will be completed over the course of the next several years. Through our Ultra-High Protein initiative, we expect to produce feed ingredients with protein concentration of 50% or greater, as well as other higher value products, such as post-MSC™ distillers grains. As we improve protein concentration in our feed ingredients, we expect margins on those products to also improve.

We recently announced that development efforts between Green Plains, Fluid Quip Technologies and other innovation partners have led to the production of 58% sustainable Ultra-High Protein at Green Plains’ Shenandoah, Iowa biorefinery. The breakthrough development was achieved using Fluid Quip’s proprietary MSC™ Protein technology and improved operating parameters. The company has delivered initial quantities of the new product to its pet food partners for use in formulation and palatability studies to confirm improved taste and nutritional characteristics.

Clean Sugar Technology

New growth in clean sugars is being driven by biologic focused companies that use glucose and dextrose as feedstock for their bio-processes. We believe this is driving growth in clean sugar demand of 7 to 14 billion pounds, increasing total demand to as much as 28 billion pounds in 2030.

Fluid Quip is leveraging our York, Neb. Innovation Center to validate and develop technologies, beginning with Fluid Quip’s patented CST system. The Fluid Quip technology is designed to enable conversion of existing plants at a lower cost than that required to build a new wet mill. The York Innovation Center is comprised of pilot and industrial scale fermentation systems that have been utilized for various functions including sugar based cellulosic fuel developments, algae production, yeast fermentation processes, as well as antimicrobial scale up for third party customers. An analytics lab allows for rapid testing of process yields and efficiencies. Additionally, the facility has downstream separation equipment which is ideal for testing enhancements to the CST system, as well as the MSC™ technology.

We estimate that by converting ethanol capacity to CST we can improve margins. We recently announced that production of dextrose and glucose with Fluid Quip’s CST system was anticipated to begin at the York Innovation Center during the first quarter of 2021. We estimate that initial quantities from the York Innovation Center could reach approximately 2.5 million pounds per year. We anticipate modifying one or more biorefineries to the CST system, to meet anticipated customer demand.

We believe the CST system will provide industrial quantities of carbohydrate feedstock for manufacturing applications in the growing biochemical, renewable chemicals and synthetic biology industries at more competitive prices and with a lower carbon intensity than other technologies today, improving overall margins and profitability.

Specialty Alcohol

Consumer demand for sanitizers and disinfectants has vastly accelerated with the ongoing COVID-19 pandemic and heightened awareness of infection prevention. While the pandemic was an initial catalyst for the growing demand for cleaning products and sanitizers, we believe this demand may continue as a result of the events of the past year, which have impacted how consumers and the industry alike perceive the role and need of cleaning products.

Industrial-grade alcohol is produced by further distillation processing of our 200-proof alcohol. Further distillation removes impurities from fuel-grade ethanol to allow for production of industrial-grade alcohol which can be used as an ingredient for various cleaners, sanitation and disinfectant products.

Industrial-grade alcohol is currently produced at our Wood River and York facilities, with a portion of our Wood River biorefinery producing food chemical codex (FCC) grade industrial alcohol and our York biorefinery producing USP. Our York facility is in the process of being upgraded to GNS grade alcohol and will produce USP grade alcohol during construction. A portion of our Wood River facility is also being upgraded to USP grade alcohol. Upon completion, we will have annual capacity of 50 million gallons of GNS grade and 25 million gallons of USP grade alcohol. Alcohol production will enable use in both pharmacy grade alcohol and beverage alcohol. For the year ended December 31, 2020, we received premiums over fuel grade biofuel for our industrial alcohol of approximately $1.00 per gallon.

Renewable Corn Oil

Corn oil systems extract non-edible corn oil from the thin stillage evaporation process immediately before the production of distillers grains. Industrial uses for corn oil include feedstock for renewable diesel, biodiesel and livestock feed additives.

Our historical systems extract approximately 0.8 pounds of corn oil per bushel of corn ground. As we implement the Fluid Quip MSC™ technology and other corn oil recovery enhancements across our platform, we expect to increase our corn oil production. Once these technologies are implemented across our platform, we believe the increase in our corn oil production capacity could improve by as much as 50%. Moreover, we believe additional technologies available through our Fluid Quip acquisition could further increase yields.

Industry analysts predict a significant shift from petroleum diesel to renewable diesel over the course of the next 10 years. We expect corn oil pricing to increase as a result of growth in the renewable diesel industry, which could contribute to improved margins, particularly as we roll out the MSC™ technology across our platform.

Carbon Sequestration

On February 18, 2021, we announced that three of our biorefineries entered into a long-term carbon offtake agreement with Summit Carbon Solutions (SCS), a subsidiary of Summit Agricultural Group. SCS concurrently announced a carbon capture and sequestration project that will create the infrastructure to transport CO2 from Iowa to North Dakota for deposit into geologic storage. Capturing and storing carbon is widely viewed as a key technology for reducing greenhouse gas emissions and combatting climate change. With this announcement, the biorefineries attached to the pipeline can reduce the carbon footprint of their biofuels. In addition, our Ultra-High Protein, renewable corn oil and other sustainable products will become low carbon ingredients for aquaculture, pet food, dairy and poultry companies and low carbon feedstocks for renewable diesel.

We plan initially to connect our biorefineries at Fairmont, Minn., Fergus Falls, Minn. and Superior, Iowa, and have the option to expand to additional locations as the pipeline network grows. When completed, SCS is expected to have infrastructure capable of capturing and sequestering 10 million tons of carbon dioxide annually, the equivalent of removing over two million cars from the road each year. By capturing and sequestering the carbon dioxide from our biorefineries, we believe we will be able to reduce our CI score by as much as 50% and position our renewable fuels for low carbon markets globally.

We have the right to make an investment in SCS to help fund the development of the project and anticipate the pipeline to begin operation in late 2024. As the pipeline progresses, we have the option to continue our investments in SCS, potentially benefitting from the ownership in the overall pipeline, in addition to the direct biorefinery margin benefits. SCS will be responsible for pipeline construction, operation, carbon dioxide sequestration and all reporting requirements.

With these various initiatives, we believe our transformation to the “Biorefinery of the Future” is well underway. At our Shenandoah biorefinery which has the MSC technology, we are achieving, per bushel, biofuel yields at approximately 2.9 gallons, renewable corn oil yields of approximately 1.0 pounds, Ultra-High Protein of approximately 3.5 pounds, with approximately 11.3 pounds of post MSC dried distillers grains. While considerable work remains to complete the transition, upon full implementation at our Biorefinery of the Future, our goal is to achieve production per bushel of approximately 2.9 gallons of biofuel and/or industrial alcohol, or 35 to 38 pounds of glucose/dextrose with CST; greater than 1.2 pounds of renewable corn oil; approximately 11.3 pounds of post MSC™ dried distillers grains; and approximately 3.5 pounds of Ultra-High Protein. Full implementation of our transition to the Biorefinery of the Future is subject to numerous risks identified in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and included in the “Risk Factors” section of this prospectus supplement, including “Risk Factors—Risks Relating to Recent Developments in Our Business—We may be affected by our ongoing transformation strategy.”

Executive Offices

Our executive offices are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

Concurrent Offering

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, $150,000,000 of our common stock, plus up to an additional $22,500,000 of our common stock that the underwriters of the concurrent offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering. The prospectus supplement for the concurrent offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, that we are offering pursuant to this prospectus supplement. See “The Concurrent Offering.”

THE OFFERING

The summary below describes the principal terms of the notes. Certain descriptions below are subject to important exceptions and/or limitations. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. For purposes of this section, references to” Green Plains”, “the Company”, “we”, “our” and “us” refer only to Green Plains Inc. and not to its subsidiaries, unless the context requires otherwise. Unless otherwise specified, we assume throughout this prospectus supplement that the underwriters will not exercise their option to purchase additional notes.

Issuer	Green Plains Inc., an Iowa corporation.

Notes	$150,000,000 aggregate principal amount of % Convertible Senior Notes due 2027 (plus up to an additional $22,500,000 aggregate principal amount subject to the underwriters’ option to purchase additional notes).

Maturity	March 15, 2027, unless earlier converted, redeemed or repurchased.

Offering Price	% plus accrued interest, if any, from , 2021.

Interest	% per year. Interest will accrue on the notes from the last date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, , 2021. Interest will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2021.

Ranking	The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to any secured debt that we may incur to the extent of the assets securing such debt.

As of December 31, 2020, on a consolidated basis, we had approximately $571.7 million principal amount of debt outstanding, of which approximately $285.0 million was senior indebtedness of ours that would rank equally in right of payment with the notes and approximately $286.7 million was secured debt of our subsidiaries.

As of December 31, 2020, after giving pro forma effect to the issuance of the notes, on a consolidated basis, we would have had approximately $ million principal amount of debt outstanding, which includes $150 million principal amount of the notes we are offering, (or approximately $ million principal amount of debt outstanding, which includes $172.5 million principal amount of the notes we are offering, if the underwriters fully exercise their option to purchase additional notes).

Conversion Rights	You may convert your notes, at your option, in integral multiples of $1,000 principal amount, at any time prior to the close of business on the business day immediately preceding September 15, 2026, but only in the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on such trading day;

•

during the five consecutive business day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the “measurement period”) in which the trading price (as defined in this prospectus supplement) per $1,000 principal amount of the notes, as determined following a request by a holder of the notes in the manner described in this prospectus supplement, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day;

•	upon the occurrence of the specified corporate events described under “Description of Notes—Conversion Rights—Conversion Upon Specified Corporate Events”; or

•	if we have called the notes for redemption as described under “Description of Notes—Optional Redemption.”

In addition, regardless of the foregoing circumstances, holders may convert their notes at any time on or after September 15, 2026 until the close of business on the scheduled trading day immediately preceding the maturity date.

Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”

Upon conversion of your notes, we will deliver shares of our common stock and cash in lieu of fractional shares of our common stock, all as described in “Description of Notes—Conversion Rights—Settlement upon Conversion.”

The conversion rate will initially equal shares of our common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $ per share of our common stock) and will be subject to adjustment as described in this prospectus supplement. In addition, we will, in certain circumstances, increase the conversion rate for holders who convert their notes in connection with a make-whole fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

Except in the limited circumstances described in “Description of Notes—Conversion Rights,” upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any. Instead, our delivery to you of the consideration due upon conversion will be deemed to satisfy in full our obligation to pay the principal amount of your note and any accrued and unpaid interest on your note to, but excluding, the conversion date.

Redemption at Our Option	We may not redeem the notes prior to March 15, 2024. On and after March 15, 2024, and prior to the maturity date, we may redeem for cash all, but not less than all, of the notes if the last reported sale price of our common stock equals or exceeds 140% of the applicable conversion price on (i) each of at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which we deliver notice of the redemption (such date, the “redemption notice date”); and (ii) the trading day immediately before the redemption notice date. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.” In addition, if we call the notes for redemption, a make-whole fundamental change will be deemed to occur. As a result, we will, in certain circumstances, increase the conversion rate for holders who convert their notes after we deliver a notice of redemption and before the close of business on the business day immediately preceding the relevant redemption date. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

Fundamental Change	If a fundamental change occurs at any time prior to the maturity date, holders will have the right to require us to repurchase their notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, every fundamental change is a make-whole fundamental change. As a result, we will, in certain circumstances, increase the conversion rate for holders who convert their notes on or after the effective date for a fundamental change and up to, and including, the later of the close of business on the business day immediately prior to the related fundamental change repurchase date and the close of business on the 35th business day immediately following the date we give notice to holders of the occurrence of the fundamental change. See “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will equal approximately

$         million (or approximately $         million if the underwriters exercise their option to purchase additional notes in full). We estimate that the net proceeds to us from the concurrent offering described below, if it is consummated, will be approximately $         million (or approximately $         million if the underwriters of the concurrent offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We expect to use up to approximately $ million of the net proceeds from this offering to repurchase approximately $ million of the $170.0 million aggregate principal amount of our 4.125% convertible notes due 2022, which we refer to as the 2022 notes, in privately negotiated transactions effected through one of the underwriters or its affiliate, as our agent. We intend to use the balance of the net proceeds from this offering and, if it is consummated, the concurrent offering to repay our 2022 notes remaining outstanding at the maturity date and for general corporate purposes. See “Use of Proceeds.”

Concurrent Offering	Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, $150,000,000 of our common stock, plus up to an additional $22,500,000 of our common stock that the underwriters of the concurrent offering have the option to purchase from us.

The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering. The prospectus supplement for the concurrent offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement. See “The Concurrent Offering.”

Book-entry Form	The notes will be issued in book-entry form and will be represented by permanent global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as the nominee of DTC. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such beneficial interests may be exchanged for certificated securities only in limited circumstances.

Absence of a Public Market for the Notes	The notes are new securities, and there is currently no established market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or for their inclusion in any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market-making with respect to the notes at any time and without warning.

Material United States Federal Income Tax Considerations	For the material U.S. federal income tax consequences of the purchase, holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Material U.S. Federal Income Tax Considerations.”

The Nasdaq Global Select Market Symbol for Our Common Stock	Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Select Market.

Trustee, Paying Agent and Conversion Agent	Wilmington Trust, National Association.

Risk Factors	Before deciding whether to invest in the notes, you should carefully consider the risks described under “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement, including our financial statements and the notes thereto.

RISK FACTORS

Investing in the notes and our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained and incorporated by reference in this prospectus supplement before deciding whether to purchase the notes. You should carefully consider, among other things, the matters discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports subsequently filed by us with the SEC, each of which is incorporated by reference herein. See “Incorporation of Documents by Reference.” The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such an event, the trading price of the notes and our common stock could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Information Regarding Forward-Looking Statements.”

Risks Relating to Recent Developments in Our Business

We may be affected by our ongoing transformation strategy.

We are undergoing a number of project initiatives to improve margins as part of our ongoing transformation strategy, including the Project 24 initiative and increased investment into UHP animal feed ingredients, renewable corn oil, CST, specialty alcohols and carbon sequestration. In connection with these initiatives, we have entered into several new strategic relationships, including our acquisition of Fluid Quip Technologies, our strategic transaction with Blackrock and Ospraie Management, our carbon sequestration project with Summit Carbon Solutions, and our exclusive partnerships with Hayashikane and Novozymes. To date we have limited experience pursuing and implementing any of these initiatives and strategic transactions, and you have limited information upon which to evaluate their potential impact on our business. Any one or more of these initiatives or strategic transactions may be unsuccessful for a number of reasons, including but not limited to:

∎	the inability to timely and cost effectively execute the transition of our plants to produce these higher margin products;

∎	changes in the overall financial model based on underlying assumptions ,including demand, yields and expected margins;

∎	higher than expected costs, operating or construction, as well as construction and/or equipment delays;

∎	the inability to obtain necessary funding;

∎	introduction of new products or technologies by our competitors; and

∎	material breachs of our agreements by our strategic partners and the inability to protect our rights under those agreements.

Our failure to achieve the intended financial results associated with our transformation strategies could have an adverse effect on our business, financial condition or results of operations.

Risks Relating to this Offering

We expect that the trading price of the notes will be significantly affected by the market price of our common stock, the general level of interest rates, and our credit quality, each of which may be volatile.

The market price of our common stock, as well as the general level of interest rates and our credit quality, will likely significantly affect the trading price of the notes. Each may be volatile and could fluctuate in a way that adversely affects the trading price of the notes and our stock.

We cannot predict whether the market price of our common stock will rise or fall. The market price of our common stock will be influenced by a number of factors, including general market conditions, variations in our operating results, earnings per share, cash flows, deferred revenue, other financial and non-financial metrics and other factors described in greater detail elsewhere in this section, many of which are beyond our control.

The market price of our common stock also could be affected by possible sales of common stock by investors who view the notes as an attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock that we expect to develop as a result of the issuance of the notes. The hedging or arbitrage activity could, in turn, affect the trading prices of the notes.

We also cannot predict whether interest rates will rise or fall. During the term of the notes, interest rates will be influenced by a number of factors, most of which are beyond our control. However, if interest rates increase, the premium associated with the convertibility of the notes will increase, but the trading price of the notes will decrease, and if interest rates decrease, the premium associated with the convertibility of the notes will decrease, but the trading price of the notes will increase.

In addition, our credit quality may vary substantially during the term of the notes and will be influenced by a number of factors, including variations in our cash flows and the amount of indebtedness we have outstanding. Any decrease in our credit quality is likely to negatively impact the trading price of the notes.

Although they are titled senior notes, the notes will be structurally subordinated to all of the obligations of our subsidiaries, including trade payables, which may limit our ability to satisfy our obligations under the notes. In addition, the notes will be effectively subordinated to any secured indebtedness that we may incur to the extent of the value of the collateral securing such secured indebtedness.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. As of December 31, 2020, our subsidiaries held substantially all of our consolidated assets and generated substantially all of our consolidated net income. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from certain subsidiaries are subject to contractual restrictions, including under some of the documents governing such subsidiaries’ current credit facilities.

Moreover, our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, will be structurally subordinated to any and all debt and other obligations that our subsidiaries may incur (including trade payables). In the event of a bankruptcy, liquidation, dissolution or reorganization, or of a similar proceeding with respect to any of our subsidiaries, we, as a common equity owner of such subsidiary, and, therefore, the holders of the notes, will rank behind such subsidiary’s creditors, including such subsidiary’s trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinated to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. As of December 31, 2020, our subsidiaries had outstanding approximately $425.8 million principal amount of indebtedness and other liabilities of a type required to be reflected on a balance sheet in accordance with U.S. generally accepted accounting principles (including trade payables and excluding intercompany obligations), all of which is structurally senior to the notes.

In addition, the notes will not be secured by any of our assets and will be effectively subordinated to any secured indebtedness that we may incur to the extent of the value of the collateral securing such indebtedness. As of December 31, 2020, our subsidiaries had approximately $286.7 million principal amount of secured indebtedness outstanding. However, the indenture does not prohibit us from incurring secured indebtedness or from pledging any of our assets as collateral for any of our other existing indebtedness. In such a case, we will not be able to use those assets to make payments under the notes until we have paid the holders of the secured debt in full. As a result, in the event of our bankruptcy, liquidation, dissolution or reorganization, or of a similar proceeding, any assets that we pledge as collateral for any of our other obligations will not be available to pay our obligations under the notes until we have paid our other obligations in full.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt because of factors beyond our control, including but not limited to the spread between ethanol and corn prices. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our current consolidated debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we may be able to incur substantial additional debt in the future, including secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes but that could diminish our ability to make payments on the notes.

The notes and the indenture that will govern the notes will contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and will not protect your investment upon the occurrence of other corporate events.

The indenture for the notes will not:

∎	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

∎	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

∎	limit our ability to pledge assets to secure our existing or future debt;

∎	limit our ability to incur indebtedness that is equal in right of payment to the notes;

∎	limit our ability to incur indebtedness with a maturity date earlier than the maturity date of the notes;

∎	restrict the ability of our subsidiaries to issue securities or incur liability that would be structurally senior to our indebtedness;

∎	restrict our ability to purchase or prepay our securities; or

∎	restrict our ability to make investments or to purchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

In addition, the indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “Description of Notes—Consolidation, Merger and Sale of Assets.” Consequently, your rights under the notes may be substantially and adversely affected upon any fundamental change or if we or our subsidiaries take certain actions that could either increase the probability that we default on the notes or reduce the recovery that you are likely to receive upon any such default.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Act. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

In addition, if investors and potential purchasers seeking to employ a convertible arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case on commercially reasonable terms, the trading price and liquidity of the notes may be adversely affected.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options and upon the conversion of the notes and our other convertible securities. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may not have the ability to raise the funds necessary to pay interest on the notes, to repurchase the notes upon a fundamental change or to settle conversions of the notes in cash.

The notes bear interest semi-annually at a rate of     % per year. In addition, in certain circumstances, we are obligated to pay special interest on the notes. If a fundamental change occurs, holders of the notes may require us to repurchase all or a portion of their notes in cash. Furthermore, upon conversion of any notes, unless we elect to deliver solely shares of our common stock to settle the conversion (excluding cash in lieu of delivering fractional shares of our common stock), we must make cash payments in respect of the notes. Any of the cash payments described above could be significant, and we may not have enough available cash or be able to obtain financing so that we can make such payments when due. If we fail to pay interest on the notes, repurchase the notes when required or deliver the consideration due upon conversion, we will be in default under the indenture. See “Description of Notes—Interest,” “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Settlement upon Conversion” and “Description of Notes—Events of Default.”

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of the notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” Even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding September 15, 2026, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, shares of common stock or combination of cash and shares of common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

A converting holder will be exposed to fluctuations in the trading price of our common stock during the period from the date the holder elects to convert its notes until the date we settle our conversion obligation. We will have the option to pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of common stock, at our election to settle our conversion option. If we elect to settle our conversion obligation solely in cash or in a combination of cash and shares of common stock, then the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average prices of our common stock for each trading day in a 25 consecutive trading-day observation period. As described under “Description of Notes—Settlement upon Conversion,” this period would be (i) subject to clause (ii) below, if the relevant conversion date occurs before the 28th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on, and including, the second trading day after the conversion date; (ii) if the relevant conversion date occurs on or after the date we have sent a redemption notice and before the redemption date, the 25 consecutive trading days beginning on, and including, the 26th scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii) above, if the relevant conversion date occurs on or after the 28th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on, and including, the 26th scheduled trading day immediately preceding the maturity date. Accordingly, if the trading price of our common stock decreases during this period, or after this period and until we deliver the consideration due upon conversion, the amount or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock on the date we deliver the consideration due upon conversion is below the average of the volume-weighted average price of our common stock during the relevant observation period, then the amount of cash or the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the amount of cash or number of shares that you will receive.

The accounting method for convertible debt securities that may be settled in cash, such as the notes we are offering, could have a material effect on our reported financial results.

Pursuant to Financial Accounting Standards Board Accounting Standards Codification Subtopic 470-20, Debt with Conversion and Other Options (“ASC 470-20”), an entity must separately account for the liability and equity components of convertible debt instruments whose conversion may be settled entirely or partially in cash (such as the notes we are offering) in a manner that reflects the issuer’s economic interest cost for non-convertible debt. The liability component of the notes we are offering may initially be valued at the fair value of a similar debt instrument that does not have an associated equity component and may be reflected as a liability in our consolidated balance sheet. The equity component of the notes we are offering may be included in the additional paid-in capital section of our stockholders’ equity on our consolidated balance sheet, and the value of the equity component may be treated as original issue discount for purposes of accounting for the debt component. This original issue discount may be amortized to non-cash interest expense over the term of the notes, and we may record a greater amount of non-cash interest expense in current periods as a result of this amortization. Accordingly, we may report lower net income in our financial results because ASC 470-20 requires the interest expense associated with the notes to include both the current period’s amortization of the debt discount and the notes’ coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes. However, in August 2020, the Financial Accounting Standards Board published an Accounting Standards Update, which we refer to as ASU 2020-06, eliminating the separate accounting for the debt and equity components as described above. ASU 2020-06 will be effective for SEC-reporting entities for fiscal years beginning after December 15, 2021 (or, in the case of smaller reporting companies, December 15, 2023), including interim periods within those fiscal years. However, early adoption is permitted in certain circumstances for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. When effective or should we choose to early adopt, we expect the elimination of the separate accounting described above to reduce the interest expense that we expect to recognize for the notes for accounting purposes.

We compute diluted EPS by dividing net income on an if-converted basis, adjusted to add back net interest expense related to the convertible debt instruments, by the weighted average number of shares of common stock outstanding during the relevant reporting period, adjusted to include the shares that would be issued if the convertible debt instruments were converted into shares of common stock and the effect of any outstanding dilutive securities. The application of the if-converted method reduces our reported diluted EPS. We expect that the notes we are offering will be reflected in our diluted EPS pursuant to the if-converted method.

The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any value that your notes lose as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date, we will, under certain circumstances, increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change becomes effective and either the average of the last reported sale prices of our common stock over the five trading day period immediately preceding the effective date of the make-whole fundamental change or the cash price paid per share of our common stock in the transaction, in each case, as described below under “Description of Notes—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.” The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

In addition, if the average of the last reported sale price of our common stock over the five trading day period immediately preceding the effective date of the make-whole fundamental change or the cash price paid per share of our common stock in the make-whole fundamental change, as the case may be, is greater than $             per share or less than $             per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate.

Moreover, in no event will the conversion rate be increased pursuant to the make-whole fundamental change provisions to exceed                  shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

As described under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments,” we will adjust the conversion rate of the notes for certain events, including, among others:

∎	the issuance of certain share and cash dividends on our common stock;

∎	the issuance of certain rights or warrants;

∎	certain subdivisions and combinations of our capital stock;

∎	certain distributions of capital stock, indebtedness or assets;

∎	cash dividends; and

∎	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as for an issuance of our common stock for cash or in connection with an acquisition, that may dilute our common stock, thereby adversely affecting its market price. Because the trading price of the notes depends on the market price our common stock, any event that dilutes our common stock and adversely affects the market price of our common stock will likely also adversely affect the trading price of the notes.

We will not be obligated to purchase the notes upon the occurrence of all significant transactions that are likely to affect the market price of our common stock and/or the trading price of the notes.

Because the term fundamental change is limited to certain specified transactions, it does not include all events that could adversely affect our financial condition and/or the market price of our common stock and the trading price of the notes. For example, we will not be required to purchase any notes upon the occurrence of a transaction that would otherwise constitute a fundamental change, or in connection with certain types of transactions that would otherwise constitute a fundamental change, if more than 90% of the consideration received by holders of our common stock in the transaction(s) consists of shares of common stock traded on The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market. Furthermore, certain other transactions, such as leveraged recapitalizations, refinancings, restructurings or certain acquisitions of other entities by us or our subsidiaries, would not constitute a fundamental change requiring us to purchase the notes or to increase the conversion rate, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure, thereby adversely affecting the holders of the notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply for listing of the notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease its market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the trading price of the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the trading price and the liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time, or you may not be able to sell your notes at a favorable price.

As a holder of notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the conversion date for those notes if we elect to settle the conversion by delivering solely shares of our common stock, excluding cash in lieu of any fractional share) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion, and shares of common stock become due upon settlement of that conversion), but you will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of the shares of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

If securities analysts stop publishing research or reports about us or our business or if they downgrade our common stock, the market price of our common stock and, consequently, the trading price of the notes, could decline.

The market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our company, we could lose visibility in the market, which in turn could cause the market price of our common stock to decline.

We do not expect the notes to be rated, but if the notes are rated, they may receive a lower rating than anticipated, which would likely adversely affect the trading price of the notes.

We do not intend to seek a rating for the notes and believe it is unlikely that the notes will be rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, reduces its rating of the notes or announces its intention to put us on credit watch, the market price of our common stock and the trading price of the notes would likely decline.

Certain provisions in the indenture governing the notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover would constitute a fundamental change, holders of the notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their notes in connection with such takeover. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

The notes will initially be held in book-entry form and, therefore, holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that the procedures implemented for the granting of such proxies will be sufficient to enable holders to vote on any requested actions on a timely basis.

Our management will have broad discretion over the use of the proceeds to us from this offering and, if it is consummated, the concurrent offering and might not apply the proceeds of this offering in ways that increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering and the net proceeds from the concurrent common stock offering, if completed, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, and the net proceeds from the concurrent common stock offering, if completed, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from this offering and, if it is consummated, the concurrent common stock offering, to repurchase our outstanding 2022 notes, with the remainder to be used for general corporate purposes. However, our management will retain broad discretion for the use of the proceeds. If we do not apply the net proceeds from this offering and the net proceeds from the concurrent common stock offering, if completed, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes, even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as certain cash dividends, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date of the notes, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Any withholding tax on such a deemed dividend may be withheld from interest and payments upon conversion, repayment or maturity of the notes, or if any withholding taxes are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or shares of common stock, if any, payable on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds subsequently paid or credited to you, or from your other funds or assets. See “Material U.S. Federal Income Tax Considerations.”

Repurchases of our 2022 notes, and repurchases of our common stock, may affect the value of the notes and our common stock.

We may use a portion of the proceeds from this offering to repurchase a portion of our outstanding 2022 notes and to repurchase shares of our common stock. We expect that some or all of the holders of our 2022 notes that we repurchase may purchase shares of our common stock in open market transactions to unwind hedge positions that they have with respect to their investment in our 2022 notes. These open market purchases, and our planned repurchases of our shares of common stock, may result in our common stock trading at prices that are higher than would be the case in the absence of these transactions. To the extent these transactions are effected concurrently with this offering, they may result in a higher initial conversion price for the notes.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will equal approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional notes in full). We estimate that the net proceeds to us from the concurrent offering described below, if it is consummated, will be approximately $             million (or approximately $             million if the underwriters of the concurrent offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We expect to use up to approximately $             million of the net proceeds from this offering to repurchase approximately $             million of the $170.0 million aggregate principal amount of 2022 notes in privately negotiated transactions effected through one of the underwriters or its affiliate, as our agent. We intend to use the balance of the net proceeds from this offering and, if it is consummated, the concurrent offering to repay our 2022 notes remaining outstanding and for general corporate purposes.

The 2022 notes bear interest at a rate of 4.125% per annum, payable semi-annually in arrears, and will mature on September 1, 2022, unless earlier redeemed, repurchased or converted.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of December 31, 2020:

∎	on an actual basis; and

∎

on an as adjusted basis to give effect to the issuance and sale of $150.0 million aggregate principal amount of the notes we are offering, after deducting the underwriting discounts and commissions and our estimated offering expenses; and

∎

on a pro forma as adjusted basis to give further effect to the issuance and sale of our common stock in the concurrent offering (assuming no exercise of the option of the underwriters of the concurrent offering to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses, assuming the concurrent offering is consummated.

This table should be read in conjunction with the other information in this prospectus supplement and the documents that are incorporated by reference, including our consolidated financial statements and related notes.

	AS OF DECEMBER 31, 2020
	ACTUAL	AS ADJUSTED		PRO FORMA AS ADJUSTED
	(In thousands, except share and per share data)
Cash and cash equivalents (1)(2)	$233,860			$

Debt:
Principal amount of 4.125% convertible notes due 2022 (1)(2)	$170,000			$
Principal amount of 4.000% convertible notes due 2024 (3)	115,000		115,000		115,000
Amounts outstanding under revolving credit facility of Green Plains Partners LP (4)(5)	100,000		100,000		100,000
Amount outstanding under short term notes payable and other borrowings (4)	140,808		140,808		140,808
Principal amount of % convertible senior notes due 2027 offered hereby (6)	—
Other (4)	45,936		45,936		45,936

Total debt	571,744

Stockholders’ equity:
Common stock, $0.001 par value per share; 75,000,000 shares authorized, 47,470,505 shares issued and 35,657,344 shares outstanding, actual and as adjusted; shares issued and shares outstanding, pro forma as adjusted	47		47
Additional paid-in capital (2)(3)	740,889		740,889		740,889
Retained earnings	39,375		39,375		39,375
Accumulated other comprehensive loss	(2,172)		(2,172)		(2,172)
Treasury stock, 11,813,161 shares, actual, as adjusted and pro forma as adjusted	(131,287)		(131,287)		(131,287)

Total Green Plains Inc. stockholders’ equity	646,852		646,852		646,852

Total capitalization	$1,218,596	$		$

(1)	We expect to use up to approximately $ million of the net proceeds from this offering to repurchase up to $ million aggregate principal amount of our 2022 notes in privately negotiated transactions effected through one of the underwriters or its affiliate, as our agent. The amounts set forth in the “as adjusted” column of the table above do not reflect these expected repurchases, including any resulting gain or loss.
(2)

The amounts shown in the table above for our 2022 notes represent their outstanding principal amount. In accordance with the accounting standards described in more detail in note (6) below, the equity and debt components of these notes are separately accounted for in our financial statements prepared in accordance with generally accepted accounting principles. As of December 31, 2020, the carrying value of the debt component of these notes was approximately $156.4 million and the carrying value of the equity component, which is reflected in additional paid-in capital in the table above, was approximately $13.6 million.
(3)	The amounts shown in the table above for our 2024 notes represent their outstanding principal amount. In accordance with the accounting standards described in more detail in note (6) below, the equity and debt components of these notes are separately accounted for in our financial statements prepared in accordance with generally accepted accounting principles. As of December 31, 2020, the carrying value of the debt component of these notes was approximately $89.1 million and the carrying value of the equity component, which is reflected in additional paid-in capital in the table above, was approximately $25.9 million.
(4)	Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.
(5)	As of December 31, 2020, we owned a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP, and public investors owned the remaining 49.1% limited partner interests. Under generally accepted accounting principles, Green Plains Partners LP is considered a variable interest entity of which we are the primary beneficiary, and, accordingly, we consolidate Green Plains Partners LP’s financial position and results of operation into our financial statements. However, the liabilities recognized as a result of consolidating Green Plains Partners LP into our financial statements do not represent additional claims on our general assets.
(6)	The amounts shown in the table above for the notes we are offering represent their principal amount. However, applicable accounting standards may require separate accounting for the debt and equity components of convertible notes that, like the notes we are offering, can be settled partially or fully in cash upon conversion. We expect the initial carrying amount of the debt component of the notes, which will be reflected as a liability on our balance sheet, to be the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt), net of issuance costs attributable to the debt component. The excess of the net proceeds of the notes over this initial liability carrying amount may be deemed to be the equity component of the notes. We may record the amount of the equity component as an increase to additional paid-in capital in the stockholders’ equity section of our balance sheet and as a debt discount on the notes for accounting purposes. This debt discount may be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes may be greater than the cash interest payments we will pay on the notes, which may result in lower reported net income or larger reported net loss. However, ASU 2020-06 will change the manner in which we reflect the notes in our financial statements. See “Risk Factors—Risks Relating to this Offering—The accounting method for convertible debt securities that may be settled in cash, such as the notes we are offering, could have a material effect on our reported financial results.”

DESCRIPTION OF NOTES

We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and Wilmington Trust, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.

The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find More Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”

For purposes of this description, references to “Green Plains,” “the Company,” “we,” “our” and “us” refer only to Green Plains Inc. and not to its subsidiaries, unless the context requires otherwise.

General

The notes:

∎	will be our general unsecured, senior obligations;

∎	will initially be limited to an aggregate principal amount of $150.0 million (or $172.5 million if the underwriters exercise their option to purchase additional notes in full);

∎	will bear cash interest from , 2021, at an annual rate of % payable on March 15 and September 15 of each year, beginning on September 15, 2021;

∎

will be subject to redemption at our option on or after March 15, 2024, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date if the last reported sale price (as defined below) of our common stock equals or exceeds 140% of the applicable conversion price (as defined below) for at least 20 trading days (as defined below) during the 30 consecutive trading day period ending on the trading day immediately prior to the date we deliver notice of the redemption;

∎

will be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

∎	will mature on March 15, 2027, unless earlier converted, redeemed or repurchased;

∎	will be issued in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof; and

∎	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted based on an initial conversion rate of                  shares of the Company’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). The conversion rate is subject to adjustment if certain events occur. Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described below under “—Conversion Rights—Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date (as defined below) except under the limited circumstances described below.

The indenture will not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture will not contain any financial covenants and will not restrict us from paying dividends or repurchasing our other securities, including those junior to the notes. Other than the restrictions described under “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change,” the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders or result in a decline in the credit rating of the notes (if the notes are rated at such time).

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount; provided, however, that if any such additional notes are not fungible with the notes offered hereby for federal income tax purposes, then such additional notes will have a separate CUSIP number. We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes repurchased by us will be retired and no longer outstanding under the indenture.

The notes will be issued in minimum denominations of $1,000 principal amount and in integral multiples of $1,000 in excess thereof. References to “a note” or “each note” in this prospectus supplement refer to $1,000 principal amount of the notes.

We do not intend to list the notes on a national securities exchange or any interdealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

For purposes of the notes, the description below under this section titled “—Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange” supersedes, in its entirety, the information in the accompanying prospectus under the captions “Description of Debt Securities—Form, Exchange and Transfer” and “—Payment and Paying Agents.”

We will pay the principal of and interest on notes in global form registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the continental United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to any holder of an aggregate principal amount of notes less than or equal to $5.0 million, by check mailed to such holder, and (ii) to any holder of an aggregate principal amount of notes greater than $5.0 million, either by check mailed to such holder or, upon application by such holder to the registrar not later than the relevant record date (as defined below), by wire transfer in immediately available funds to such holder’s account within the United States, which application shall remain in effect until such holder notifies, in writing, the registrar to the contrary.

A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of the depositary. See “—Book-Entry, Settlement and Clearance.” No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we, the trustee or the registrar may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a note will be treated as the owner of it for all purposes.

Interest

The notes will bear cash interest at a rate of     % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for,                     , 2021. Interest will be payable semiannually in arrears on March 15 and September 15 of each year (each, an “interest payment date”), beginning September 15, 2021.

Interest will be paid to the person in whose name a note is registered at the close of business on the March 1 or September 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, the maturity date, the redemption date or earlier required repurchase date upon a fundamental change falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue as a result of such delay. The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or the place of payment is authorized or required by law or executive order to close or be closed.

Unless the context requires otherwise, all references to interest in this description include special interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The information in the accompanying prospectus under the caption “Description of Debt Securities—Subordination of Subordinated Debt Securities” will not apply to the notes.

The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured debt, and will be senior in right of payment to any future debt that is expressly subordinated to the notes. The notes will be structurally subordinated to all debt and other liabilities and commitments of our subsidiaries, including trade payables and any guarantees that they may provide with respect to any of our existing or future debt, and will be effectively subordinated to any secured debt that we may incur to the extent of the assets securing such debt.

We currently conduct a substantial majority of our operations through our subsidiaries, and our subsidiaries generate a substantial majority of our operating income and cash flow. As a result, our cash flow and our ability to service our debt, including our ability to pay the principal of, and interest on, the notes, are dependent to a significant extent on the interest payments, dividends, distributions and other transfers that we receive from our subsidiaries, which may be limited by the terms of our subsidiaries’ financing agreements.

In addition, the indenture governing the notes will not restrict our ability to incur additional indebtedness, including secured indebtedness that would be effectively senior to our obligations under the notes, or the ability of our subsidiaries to incur additional liabilities, all of which would be structurally senior to our obligations under the notes.

In the event of a bankruptcy, liquidation or dissolution of a subsidiary, the creditors of such subsidiary will be paid first, after which the subsidiary may not have sufficient assets remaining to make any payments to us as a shareholder or otherwise so that we can meet our obligations under the notes. In the event of a bankruptcy, liquidation, reorganization or other winding up of us, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under our secured debt has been repaid in full from such assets. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

As of December 31, 2020, on a consolidated basis, we had approximately $571.7 million principal amount of debt outstanding, of which approximately $285.0 million principal amount was senior indebtedness of ours that would rank equally in right of payment with the notes and approximately $286.7 million was secured debt of our subsidiaries. As of December 31, 2020, after giving pro forma effect to the issuance of the notes, on a consolidated basis, we would have had approximately $             million principal amount of debt outstanding, which includes $150 million principal amount of the notes we are offering, (or approximately $             million principal amount of

debt outstanding, which includes $172.5 million principal amount of the notes we are offering, if the underwriters fully exercise their option to purchase additional notes).

Optional Redemption

No sinking fund is provided for the notes. Prior to March 15, 2024, the notes will not be redeemable. On a redemption date occurring on or after March 15, 2024, and prior to the maturity date, we may redeem for cash all, but not less than all, of the notes if the last reported sale price of our common stock equals or exceeds 140% of the applicable conversion price on (i) each of at least 20 trading days during the 30 consecutive trading day period ending on the trading day immediately prior to the date on which we deliver notice of the redemption (such date, the “redemption notice date”); and (ii) the trading day immediately before the redemption notice date. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date, unless the redemption date falls after a record date but on or prior to the corresponding interest payment date, in which case we will instead pay, on or, at our election, before that interest payment date, the full amount of accrued and unpaid interest to the holder of record as of the close of business on such record date, and the redemption price will equal 100% of the principal amount of the notes to be redeemed. The redemption date must be a business day.

If we call the notes for redemption, a make-whole fundamental change will be deemed to occur. Accordingly, to the extent a holder converts its notes “in connection” with that make-whole fundamental change, we may, in certain circumstances, increase the conversion rate as described below under “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change.”

We will give notice of a redemption not more than 50, nor less than 30, scheduled trading days prior to the redemption date to all record holders at their addresses set forth in the register of the registrar and by issuing a press release.

No notes may be redeemed if the principal amount of the notes has been accelerated and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us that would be cured by our payment of the redemption price with respect to such notes).

Conversion Rights

For purposes of the notes, the description below under this section titled “—Conversion Rights” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Conversion or Exchange Rights.”

General

Prior to the close of business on the business day immediately preceding September 15, 2026, the notes will be convertible only upon satisfaction of one or more of the conditions described below under the headings “—Conversion Upon Satisfaction of Sale Price Condition,” “—Conversion Upon Satisfaction of Trading Price Condition,” “—Conversion Upon Specified Corporate Events” and “—Conversion Based on Redemption.” Regardless of the foregoing circumstances, holders may convert their notes at any time on or after September 15, 2026 until the close of business on the scheduled trading day immediately preceding the maturity date. You may not convert your notes after the close of business on the business day immediately preceding the maturity date.

The conversion rate will initially be                  shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). Upon conversion of a note, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as set forth below under “—Settlement upon Conversion.”

The trustee will initially act as the conversion agent.

The conversion rate and the equivalent conversion price (which at all times will be equal to $1,000 divided by the conversion rate at such time) in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively.

You may convert fewer than all of your notes so long as the aggregate principal amount of notes that you convert equals $1,000 or an integral multiple of $1,000 in excess thereof.

If we call the notes for redemption, you may convert your notes only until the close of business on the business day prior to the redemption date unless we fail to pay the redemption price. If you submit notes for repurchase upon a fundamental change, you may convert such notes only if you first withdraw your repurchase notice.

Upon conversion, we will not make any separate cash payment for accrued and unpaid interest, except as described below. Instead, our delivery to you of the consideration due upon conversion will be deemed to satisfy in full our obligation to pay:

∎	the principal amount of your note; and

∎	accrued and unpaid interest, if any, on the notes held by you to, but excluding, the conversion date.

As a result, accrued and unpaid interest, if any, to, but excluding, the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the preceding paragraph, if notes are converted after the close of business on a record date for the payment of interest but prior to the open of business (as defined below) on the corresponding interest payment date, holders of such notes at the close of business on such record date will receive the interest payable on such notes on or, at our election, before the corresponding interest payment date notwithstanding the conversion. Notes, upon surrender for conversion during the period from the close of business on any record date to the open of business on the corresponding interest payment date, must be accompanied by funds equal to the amount of interest, if any, payable on the notes so converted on such interest payment date; provided that no such payment need be made:

∎	for conversions following the record date immediately preceding the maturity date;

∎

if we have specified a redemption date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the conversion occurs after such record date and on or prior to the open of business on such interest payment date;

∎

if we have specified a fundamental change repurchase date that is after a record date and on or prior to the business day immediately following the corresponding interest payment date and the conversion occurs after such record date and on or prior to the open of business on such interest payment date; or

∎	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

“Close of business” means 5:00 p.m., New York City time. “Open of business” means 9:00 a.m., New York City time.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon the conversion, unless the tax is due because the holder requests that any shares be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion only under the following circumstances:

Conversion Upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding September 15, 2026, a holder may convert its notes for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price per share of our common stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on such trading day.

The “last reported sale price” of our common stock on any date means the closing sale or trading price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share of our common stock on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price per share for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices per share for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. Neither the trustee nor the conversion agent will have any duty to monitor such sale price.

“Trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then listed or admitted for trading; (ii) there is no “market disruption event”; and (iii) a closing price for our common stock (or such other security) is available on such securities exchange. If our common stock (or such other security) is not so listed or traded, then “trading day” means a “business day.”

A “market disruption event” means, for purposes of determining whether the notes will be convertible pursuant to the contingent conversion provisions under “—Conversion Rights,” the occurrence or existence during the one-half hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which our common stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

Conversion Upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding September 15, 2026, a holder may convert its notes during the five consecutive business-day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the “measurement period”) in which the “trading price” per $1,000 principal amount of the notes, as determined following a request by a holder of the notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day (the “trading price condition”).

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $2.0 million principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided, however, that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer on any trading day, then the trading price per $1,000 principal amount of the notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a holder of at least $2.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate.

At such time, we will, or will instruct the bid solicitation agent to, determine the trading price per $1,000 principal amount of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing, and each of the holders, the trustee, and the conversion agent will be entitled to rely conclusively on the accuracy of such notice and any calculations therein without independent verification. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing.

We will initially act as the bid solicitation agent, but we may appoint any other person to be the bid solicitation agent without prior notice.

Conversion Upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding September 15, 2026, we elect to:

∎

issue, to all or substantially all holders of our common stock, any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for or purchase shares of our common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or

∎

distribute, to all or substantially all holders of our common stock, our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes, the trustee and the conversion agent at least 30 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice to the holders, holders may convert their notes at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place.

Certain Corporate Events

If, prior to the close of business on the business day immediately preceding September 15, 2026, either (i) a transaction or event that constitutes a fundamental change (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurs; (ii) a transaction or event that constitutes a make-whole fundamental change (as defined under “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change”) (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) occurs; or (iii) we are a party to a consolidation, merger, binding share exchange, or a transfer or lease of all or substantially all of our assets, or any other transaction, in each case under this clause (ii) pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the notes may be converted at any time from and after the effective date of the transaction or event until the earlier of (x) 35 trading days after the actual effective date of such transaction or event (or, if later, the date on which we provide notice of such transaction or event) or, if such transaction or event also constitutes a fundamental change, the related fundamental change repurchase date; and (y) the close of business on the scheduled trading day immediately preceding the maturity date. We will notify the holders, the trustee and the conversion agent (if other than the trustee) in writing no later than the business day after the effective date of such transaction or event.

Conversion Based on Redemption

If we call a note for redemption, the holder of that note may surrender the note for conversion at any time before the close of business on the business day immediately preceding the redemption date.

Conversions on or after September 15, 2026

Holders may convert their notes at any time on or after September 15, 2026 until the close of business on the scheduled trading day immediately preceding the maturity date.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to the interest payable on the next interest payment date as described above and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to convert that note, you must:

∎	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

∎	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

∎	if required, furnish appropriate endorsements and transfer documents;

∎	if required, pay all transfer or similar taxes; and

∎	if required, pay funds equal to the interest payable on the next interest payment date as described above.

The date you comply with the relevant procedures described above will be the “conversion date” under the indenture. Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date, in the case of physical settlement (as defined below), or the last trading day of the relevant observation period, in the case of combination settlement (as defined below).

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions occurring on or after September 15, 2026 will be settled using the same settlement method. Except for any conversions whose conversion date occurs on or after September 15, 2026, we will use the same settlement method for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. For example, we may choose for any conversion of notes whose conversion date is before September 15, 2026 to settle with physical settlement and choose for any conversion of other notes converted on another conversion date before September 15, 2026 to settle with cash settlement or combination settlement.

If we elect a settlement method, we will inform converting holders in writing, with a copy to the trustee and the conversion agent, of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or, in the case of any conversions whose conversion date is on or after September 15, 2026, no later than the close of business on the scheduled trading day immediately preceding September 15, 2026). Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and before the related redemption date; and (ii) if the related redemption date is on or after September 15, 2026, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after September 15, 2026.

If we do not timely elect a settlement method, then we will be deemed to have elected the “default settlement method” as defined below). If we elect combination settlement, but we do not timely notify converting holders of the “specified dollar amount” (as defined below) per $1,000 principal amount of notes, then such specified dollar amount will be deemed to be $1,000.

The “default settlement method” will initially be combination settlement with a specified dollar amount (as defined below) per $1,000 principal amount of notes equal to $1,000. However, we may, from time to time, change the default settlement method by sending written notice of the new default settlement method to holders of the notes, with a copy to the trustee and the conversion agent.

The type and amount of consideration due upon conversion will be computed as follows:

∎

if physical settlement applies, we will deliver, in respect of each $1,000 principal amount of notes being converted, a number of whole shares of our common stock equal to the conversion rate in effect immediately after the close of business on the relevant conversion date (and cash in lieu of any fractional share as described below);

∎

if cash settlement applies, we will pay, in respect of each $1,000 principal amount of notes being converted, cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days in the relevant observation period; and

∎

if combination settlement applies, we will pay or deliver, as the case may be, in respect of each $1,000 principal amount of notes being converted, a settlement amount equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days in the relevant observation period (and cash in lieu of any fractional share as described below).

The “daily settlement amount,” for each of the 25 consecutive trading days during the observation period, will consist of:

∎	cash equal to the lesser of:

∎

the maximum cash amount per $1,000 principal amount of notes being converted to be received upon conversion (excluding cash in lieu of any fractional share of our common stock) as specified in the notice specifying our chosen settlement method, or deemed to be so specified (the “specified dollar amount”), divided by 25 (such quotient being referred to as the “daily measurement value”); and

∎	the daily conversion value (as defined below) on such trading day; and

∎

if such daily conversion value exceeds such daily measurement value, a number of shares of common stock equal to (1) the difference between such daily conversion value and such daily measurement value, divided by (2) the daily VWAP for such trading day.

The “daily conversion value” means, for any trading day, (1) the product (x) the conversion rate in effect immediately after the close of business on such trading day and (y) the daily VWAP on such trading day, divided by (2) 25.

The “daily VWAP” means, for any trading day, the per share volume-weighted average price per share of our commons stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GPRE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

∎

subject to the immediately following bullet point, if the relevant conversion date occurs before the 28th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading-days beginning on, and including, the second trading day after such conversion date;

∎

if the relevant conversion date occurs on or after the date we have sent a redemption notice and before the related redemption date, the 25 consecutive trading days beginning on, and including, the 26th scheduled trading day immediately preceding such redemption date; and

∎

subject to the immediately preceding bullet point, if the relevant conversion date occurs on or after the 28th scheduled trading day immediately preceding the maturity date, the 25 consecutive trading days beginning on, and including, the 26th scheduled trading day immediately preceding the maturity date.

For the purposes of determining the consideration due upon conversion only, “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) trading in our common stock generally occurs on The Nasdaq Global Select Market or, if our common stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

For the purposes of determining any observation period only, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

Except as described under “—Conversion Rate Adjustments,” “—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” and “—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Stock,” we will pay or deliver, as the case may be, the consideration due upon conversion to converting holders on the second business day immediately following the last trading day of the applicable observation period, if we elect cash settlement or combination settlement, or on the second business day immediately following the relevant conversion date, if we elect physical settlement.

We will pay cash in lieu of delivering any fractional share of common stock, if any, otherwise issuable upon conversion based on the daily VWAP on the last trading day of the applicable observation period, in the case of combination settlement, or based on the daily VWAP on the relevant conversion date (or if such conversion date is not a trading day, the immediately preceding trading day), in the case of physical settlement.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make an adjustment to the conversion rate if each holder of the notes participates (other than in the case of a share split or share combination or a tender or exchange offer), at the same time and upon the same terms as holders of our common stock, and solely as a result of holding the notes, in the relevant transaction described below without having to convert its notes and as if it held a number of shares of common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)

If we exclusively issue to all or substantially all holders of our common stock shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where:

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date (as defined below) of such share split or combination, as applicable;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or the open of business on such effective date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

If any dividend, distribution, share split or share combination of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution or effect such share split or share combination to the conversion rate that would then be in effect if such dividend or distribution or share split or share combination had not been declared or announced.

(2)

If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where:

CR0	=	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1	=	the conversion rate in effect immediately after the open of business on such ex-dividend date;

OS	=	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (i) the aggregate price payable to exercise such rights, options or warrants over (ii) the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be readjusted to the conversion rate that would then be in effect if the ex-dividend date for such issuance had not occurred.

For purposes of the provisions described above in this clause (2), and for purposes of the provisions described above under the caption “—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for an issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities to all or substantially all holders of our common stock, excluding:

∎

dividends, distributions, rights, options or warrants as to which an adjustment was effected (or would be effected without regard to the “deferral exception” (as defined below)) pursuant to clause (1) or (2) above;

∎	dividends or distributions paid exclusively in cash for which an adjustment was effected (or would be effected without regard to the deferral exception) pursuant to clause (4) below;

∎	distributions pursuant to a stockholder rights plan, except to the extent described further below;

∎

a distribution solely pursuant to a “common stock change event,” as to which the provisions described below under the caption “—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Stock” will apply; and

∎	spin-offs as to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 - FMV

where:

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;

SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

If any distribution of the type described in this clause (3) is not so paid or made, the conversion rate shall be readjusted to be the conversion rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to an affiliate, a subsidiary or other business unit of ours, and such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where:

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of the spin-off;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date of the spin-off;

FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined for purposes of the definition of last reported sale price as if such capital stock or similar equity interest were our common stock) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will be calculated as of the close of business on the last trading day of the valuation period but will be given effect as of immediately after the open of business on the ex-dividend date of the spin-off. Because we will make the adjustment to the conversion rate with retroactive effect, we will delay the settlement of any conversion of notes where the conversion date (in the case of physical settlement) or any trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the valuation period until the second business day after the last day of the valuation period. If any distribution of the type described in the preceding paragraph of this clause (3) is declared but not so made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to make such distribution, to the conversion rate that would then be in effect if such distribution had not been declared.

(4)	If any cash dividend or distribution is made to all, or substantially all, holders of our outstanding common stock, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 - C

where:

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =	the amount in cash per share we distribute to holders of our common stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution. If any dividend or distribution of the type described in this clause (4) is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(5)

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
SP1 × OS0

where:

CR0 =	the conversion rate in effect immediately prior to the expiration time (as defined below);

CR1 =	the conversion rate in effect immediately after the expiration time;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the time (the “expiration time”) on the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =	the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period (the “averaging period”) commencing on the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under this clause (5) will be calculated as of the close of business on the last trading day of the averaging period but will be given effect as of immediately after the expiration time. Because we will make the adjustment to the conversion rate with retroactive effect, we will delay the settlement of any conversion of notes where the conversion date (in the case of physical settlement) or any trading day of the applicable observation period (in the case of cash settlement or combination settlement) occurs during the averaging period until the second business day after the last day of the averaging period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

If the application of the foregoing formulas would result in a decrease in the conversion rate, then no adjustment to the conversion rate will be made (other than as a result of a share combination as described in clause (1) above a or readjustment of the conversion rate as described above).

Notwithstanding anything to the contrary, if:

∎	a note is to be converted pursuant to physical settlement or combination settlement;

∎

the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or trading day, as applicable;

∎

the consideration due upon such conversion (in the case of physical settlement) or due in respect of such trading day (in the case of combination settlement) includes any whole shares of our common stock; and

∎	such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.

In addition, notwithstanding anything to the contrary, if:

∎	a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments”;

∎	a note is to be converted pursuant to physical settlement or combination settlement;

∎

the conversion date for such conversion (in the case of physical settlement) or any trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;

∎

the consideration due upon such conversion (in the case of physical settlement) or due with respect to such trading day (in the case of combination settlement) includes any whole shares of our common stock based on a conversion rate that is adjusted for such dividend or distribution; and

∎	such shares would be entitled to participate in such dividend or distribution,

then:

∎

in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion, and the shares of common stock issuable upon such conversion based on such unadjusted conversion rate will be entitled to participate in such dividend or distribution; and

∎

in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such trading day, but the shares of common stock issuable with respect to such trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated, on such record date, as the record holder of the shares of our common stock, if any, issuable upon such conversion based on an adjusted conversion rate for such ex-dividend date, then the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were, as of such record date, the record owner of such shares of our common stock on an unadjusted basis and will participate in the related dividend, distribution or other event giving rise to such adjustment.

As used in this “Conversion Rate Adjustments” section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For purposes of the definition of “ex-dividend date,” any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way.”

Subject to the listing standards of The Nasdaq Global Select Market, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if such increase is irrevocable during such 20 business days and our board of directors determines that such increase would be in our best interest. In addition, subject to those listing standards, we may (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event for U.S. federal income tax purposes. In each case, we will deliver to the trustee, the conversion agent and each holder of the notes notice of such increase at least 15 business days prior to the date such increase takes effect.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the material U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.” Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the notes, or if any withholding taxes (including backup withholding) are paid on behalf of a holder, those withholding taxes may be set off against payments of cash or common stock, if any, payable on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of the holder.

As of the date of this prospectus supplement, we do not have a stockholder rights plan. To the extent that we adopt a stockholder rights plan and such stockholder rights plan is in effect when you convert your notes, you will receive, in addition to any shares of common stock otherwise issuable upon conversion, the rights under the stockholder rights plan, unless prior to the conversion date, the rights have separated from the common stock, in which case, and only in such case, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities as described in the first paragraph of clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the applicable conversion rate will not be adjusted:

∎

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

∎

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

∎

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

∎	for a change in the par value of the common stock; or

∎	for accrued and unpaid interest.

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).

No adjustment to the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate; provided, however, that if an adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, (i) on each conversion date (in the case of physical settlement) or on each trading day of any observation period (in the case of cash settlement or combination settlement), (ii) on the occurrence of any fundamental change or make-whole fundamental change and (iii) from and after September 15, 2026, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment. We refer to the provision described in this paragraph as the “deferral exception.”

Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Stock

In the case of any recapitalization, reclassification or change of our common stock (other than a change only in par value, from par value to no par value or no par value to par value, or changes resulting from a subdivision or combination), any consolidation, merger or combination involving us, any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or any statutory share exchange, in each case, as a result of which our common stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets (including cash or any combination thereof) (such an event, a “common stock change event,” and such stock, other securities, other property or assets, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such transaction (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary herein:

∎

from and after the effective time of the transaction, (i) the consideration due upon conversion of any notes, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in this section titled “—Conversion Rights” were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definition of “fundamental change” and “make-whole fundamental change,” the terms “common stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such reference property; and

∎

for these purposes, the daily VWAP or last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration (determined based in part upon any form of shareholder election), the composition of the reference property unit will be deemed to be the weighted average, per share of common stock, of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders, the trustee and the conversion agent of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions as we reasonably determine are appropriate to preserve the economic interests of the holders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions we reasonably determine are appropriate to preserve the economic interests of noteholders.

Notwithstanding anything to the contrary herein, if the reference property unit consists entirely of cash, then we will be deemed to elect physical settlement in respect of all conversions whose conversion date occurs after the effective date of the relevant transaction described above, and we will pay the cash due upon such conversions no later than the second business day after the conversion date.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate a last reported sale price or a function thereof over a period of multiple days (including any observation period and the “stock price” (as defined below) for purposes of a make-whole fundamental change), we will make appropriate adjustments to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during such period.

Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change

If (i) a fundamental change as defined below (determined after giving effect to the paragraph immediately following clause (4) of such definition, but without regard to the proviso in clause (2) of the definition thereof) occurs or (ii) we call the notes for redemption as described above under “—Optional Redemption” (either event, a “make-whole fundamental change”) and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change described in clause (i) above if (A) for conversion dates prior to September 15, 2026, the applicable conversion date occurs during the period when the notes are convertible on account of such make-whole fundamental change pursuant to the provisions described above under the caption “—Conversion Upon Specified Corporate Events—Certain Corporate Events” and (B) for conversion dates on or after September 15, 2026, if the applicable conversion date occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change). A conversion of notes will be deemed for these purposes to be “in connection with” a make-whole fundamental change described in clause (ii) above if the notice of conversion of the notes is received by the conversion agent from, and including, the date of issuance of a notice of redemption as described under “—Optional Redemption,” up to the close of business on the business day immediately preceding the relevant redemption date. We will notify holders of the effective date of any make-whole fundamental change described in clause (i) no later than one business day immediately after such effective date.

Upon surrender of the notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is comprised entirely of cash, for any conversion of notes on or following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as such term is defined below) for the transaction and we will satisfy our conversion obligation with respect to each $1,000 principal amount of notes by paying the converting holder, on the second business day following the applicable conversion date, an amount of cash equal to the applicable conversion rate (including any adjustment described in this section), multiplied by such stock price.

The number of additional shares, if any, by which the conversion rate will be increased for a holder that converts its notes in connection with a make-whole fundamental change will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive only cash in the make-whole fundamental change and the make-whole fundamental change is of the type described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading days ending on, and including, the trading day preceding the effective date of the make-whole fundamental change. In connection with a make-whole fundamental change triggered by a redemption of the notes as described above under “—Optional Redemption,” the effective date of such make-whole fundamental change will be the date on which we deliver notice of the redemption.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes otherwise must be adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “—Conversion Rate Adjustments.”

The following table sets forth the number of additional shares that will be added to the conversion rate per $1,000 principal amount of notes for each stock price and effective date set forth below:

STOCK PRICE
EFFECTIVE DATE	$	$	$	$	$	$	$	$	$	$
, 2021
March 15, 2022
March 15, 2023
March 15, 2024
March 15, 2025
March 15, 2026
March 15, 2027

The exact stock price and effective date may not be set forth in the table above, in which case:

∎

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and the later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

∎

if the stock price is greater than $             (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

∎

if the stock price is less than $             (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased as a result of this section to exceed              shares of common stock per $1,000 principal amount of notes, subject to adjustment in the same manner, at the same time and for the same events for which we must adjust the conversion rate as set forth under “—Conversion Rate Adjustments.”

Our obligation to satisfy the additional shares requirement could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a fundamental change occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash all of your notes, or any portion of your notes that has a principal amount that is equal to $1,000 or an integral multiple of $1,000 in excess thereof. The price that we will be required to pay will equal 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, unless the fundamental change repurchase date falls after a record date but on or prior to the corresponding interest payment date, in which case we will instead pay, on or, at our election, before such interest payment date, the full amount of accrued and unpaid interest to the holder of record as of the close of business on such record date and the fundamental change repurchase price will equal 100% of the principal amount of the notes to be repurchased. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date on which we deliver a fundamental change notice as described below. Any notes repurchased by us will be paid for in cash.

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries and our and their employee benefit plans has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of:

∎	any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person; or

∎

any transaction or series of related transactions in connection with which (whether by means of exchange, liquidation, consolidation, merger, combination, reclassification, recapitalization, acquisition or otherwise) all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that “beneficially owned” (as defined below), directly or indirectly, the shares of our voting stock immediately prior to such transaction beneficially own, directly or indirectly, immediately after such transaction, shares of the voting stock of the surviving, continuing or acquiring corporation, or the parent thereof, representing more than 50% of the total outstanding voting power of all outstanding classes of voting stock of the surviving, continuing or acquiring corporation, of the parent thereof, as applicable, in substantially the same proportions vis-à-vis each other as immediately prior to such transaction, will not constitute a fundamental change pursuant to this clause (2);

(3)	our shareholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)	our common stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

A transaction or event described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares or dissenters rights, in connection with the transaction or transactions consists of shares of common stock traded on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such transaction or event and as a result of this transaction or event the notes become convertible or exchangeable (assuming physical settlement) solely into such consideration (excluding cash payable in lieu of any fractional share), as described above under “—Conversion Rights—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Stock.” For the purposes of this definition of “fundamental change,” any transaction or event that constitutes a fundamental change under both clause (1) and clause (2) above (without giving effect to the proviso in clause (2) above) will be deemed to occur solely under clause (2) above (subject to such proviso).

For purposes of this definition of “fundamental change” whether a person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act.

On or before the 10th calendar day after the effective date of a fundamental change, we will provide to all holders of the notes, the trustee, the conversion agent and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

∎	the events causing a fundamental change;

∎	the date of the fundamental change;

∎	the last date on which a holder may exercise the repurchase right;

∎	the fundamental change repurchase price;

∎	the fundamental change repurchase date;

∎	the name and address of the paying agent and the conversion agent, if applicable;

∎	if applicable, the applicable conversion rate and any adjustments to the applicable conversion rate;

∎

if applicable, that the notes with respect to which a repurchase notice has been delivered by a holder may be converted only if the holder withdraws the repurchase notice in accordance with the terms of the indenture or to the extent such notes are not subject to such repurchase notice; and

∎	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York and on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver to the paying agent, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, subject to extension to comply with applicable law, a repurchase notice and, if the notes to be repurchased are in certificated form, the notes to be repurchased, duly endorsed for transfer. If the notes to be repurchased are in global form, you must initiate a book-entry transfer of such notes to the paying agent on or before the close of business on the business day immediately preceding the fundamental change repurchase date.

Your repurchase notice must state:

∎	if certificated, the certificate numbers of your notes to be delivered for repurchase, or if not certificated, your notice must comply with the applicable DTC procedures;

∎	the portion of the principal amount of notes to be repurchased, which must equal $1,000 or an integral multiple of $1,000 in excess thereof; and

∎	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

∎	the principal amount of the withdrawn notes, which principal amount must equal $1,000 or an integral multiple of $1,000 in excess thereof;

∎	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with the applicable DTC procedures; and

∎	the principal amount, if any, which remains subject to the repurchase notice.

Except as provided below, we will be required to repurchase any notes properly surrendered for repurchase and not withdrawn on the fundamental change repurchase date, subject to extension to comply with applicable law. We will pay you the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) if the notes are in global form, the time of book-entry transfer or the delivery of the notes (or, if certificated, the date you surrender the certificates representing the notes to be repurchased, duly endorsed, to the paying agent). If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then:

∎

the notes will cease to be outstanding and interest (except default interest) will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

∎

all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and other than the right of a holder of record on a relevant record date to receive the related interest payment on the corresponding interest payment date, as described above).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

∎	comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable; and

∎	file a Schedule TO or any other required schedule under the Exchange Act.

Notwithstanding anything to the contrary herein, the indenture will prohibit us from repurchasing any notes at the option of holders upon a fundamental change if, as of the fundamental change repurchase date, the principal amount of the notes has been accelerated, such acceleration has not been rescinded and such acceleration did not result from a default that would be cured by our payment of the fundamental change repurchase price.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition and the value of your notes. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us. We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including secured indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including other unsubordinated indebtedness, by the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Furthermore, holders may not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under “—Conversion Rights—Adjustment to Shares Delivered upon Conversion upon a Make-Whole Fundamental Change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of the consolidated assets of us and our subsidiaries, taken as a whole. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to pay interest on the notes, to repurchase the notes upon a fundamental change or to settle conversions of the notes in cash.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar fundamental change provisions permitting holders of such debt to accelerate it or to require us to repurchase such other indebtedness upon the occurrence of similar events.

Consolidation, Merger and Sale of Assets

For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Sale of Assets” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Consolidation, Merger or Sale.”

The indenture provides that we may not consolidate with or merge with or into any other person, or (whether directly, or indirectly through one or more subsidiaries) sell, convey, transfer or lease all or substantially of the consolidated assets of us and our subsidiaries, taken as a whole, to another person, unless:

∎

the resulting, surviving or transferee person (if not us) (the “successor company”) will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor company (if not us) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of our obligations under the notes and the indenture;

∎	immediately after giving effect to such transaction, no default under the indenture shall have occurred and be continuing; and

∎

we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture (if any) comply with the indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of us under the indenture and, except in the case of a lease, we will be discharged from our obligations under the notes and the indenture.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

SEC Reports

We shall deliver to holders, with a copy to the trustee, copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time that we are required to file such annual reports, information, documents and other reports with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). However, we need not deliver any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered to holders and filed with the trustee as of the time such documents are filed via EDGAR. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act. Delivery of reports to the trustee under the indenture is for informational purposes only and the trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

Events of Default

For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the captions “Description of Debt Securities—Events of Default Under an Indenture” and “—Information Concerning the Debenture Trustee.”

Each of the following will constitute an event of default under the indenture:

∎

we fail to pay principal of the notes (including any fundamental change repurchase price or redemption price) when due at maturity, upon optional redemption, repurchase, declaration of acceleration or otherwise;

∎	we fail to pay any interest on the notes when due and such failure continues for a period of 30 days past the applicable due date;

∎	we fail to give a fundamental change notice, a notice of a make-whole fundamental change or a notice of redemption, in each case when due;

∎	we fail to comply with our obligation to convert the notes in accordance with the indenture upon exercise of any holder’s conversion right;

∎	we fail to comply with our obligations under “—Consolidation, Merger and Sale of Assets;”

∎

we fail to perform or observe any of our other covenants or warranties in the indenture or in the notes for 30 days after written notice to us from the trustee or to us and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding notes has been received by us;

∎

default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20.0 million in the aggregate of us and/or any of our subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

∎

a final judgment for the payment of $20.0 million or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

∎	certain events of bankruptcy, insolvency and reorganization of us or any of our “significant subsidiaries” (as defined below).

“Significant subsidiary” means any “subsidiary” (as defined in the indenture) of ours that is also a “significant subsidiary” of ours within the meaning of Article 1, Rule 1-02 of Regulation S-X.

The foregoing will constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If a default under the indenture occurs and is continuing and is known to the trustee, the trustee must send to each holder of the notes notice of the default within 90 days after it occurs or, if later than 90 days, as soon as practicable after it is known to the trustee. The trustee may withhold notice of a default to the holders of the notes, except defaults relating to the non-payment of principal (including of the fundamental change repurchase price or the redemption price) or interest on the notes or the failure to convert the notes in accordance with the indenture. The trustee must, however, consider it to be in the interest of the holders of the notes to withhold this notice.

If an event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization of us) occurs and continues, the trustee by written notice to the Company or the holders of at least 25% in principal amount of the outstanding notes by written notice to the Company and the trustee may declare the principal and accrued and unpaid interest on the outstanding notes to be immediately due and payable. In case of certain events of bankruptcy, insolvency or reorganization of us as described above, the principal and accrued and unpaid interest on the notes will automatically become immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes may rescind such acceleration with respect to the notes and, as is discussed below, waive these past defaults.

Notwithstanding the foregoing, the indenture for the notes provides that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with the reporting requirements set forth under “—SEC Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for the first 60 days after the occurrence of such an event of default, consist exclusively of the right to receive special interest (the “special interest”) on the notes at a rate equal to 0.50% per annum of the principal amount of the notes. If we so elect, such special interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On such 61st day after such event of default (if such event of default has not been cured or waived prior to such 61st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. If we do not elect to pay the special interest upon an event of default in accordance with this paragraph and the immediately following paragraph, the notes will be subject to acceleration as provided above.

In order to elect to pay the special interest as the sole remedy during the first 60 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election prior to the occurrence of such event of default. Upon our failure to timely give such notice or to pay the special interest, the notes will be subject to acceleration as provided above.

The holders of a majority in aggregate principal amount of outstanding notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee or of exercising any trust or power conferred on the trustee, subject to limitations specified in the indenture. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of the notes or that would involve the trustee in personal liability. Before taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking the action.

The holders of a majority in aggregate principal amount of outstanding notes may waive any past defaults under the indenture, except a default due to the non-payment of principal (including the fundamental change repurchase price or redemption price) or interest or due to our failure to comply with our conversion obligations, a default arising from our failure to repurchase or redeem any notes when required pursuant to the terms of the indenture or a default in respect of any covenant that cannot be amended without the consent of each holder affected.

No holder of the notes may pursue any remedy under the indenture, except in the case of an event of default due to the non-payment of principal (including the fundamental change repurchase price or redemption price) or interest on the notes or due to the failure to comply with our conversion obligations, unless:

∎	the holder has given the trustee written notice of such event of default;

∎	the holders of at least 25% in principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

∎	such holders have offered, and if requested, provided, the trustee security or indemnity satisfactory to it;

∎	the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of outstanding notes; and

∎	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

Each holder shall have the right to receive any payment or delivery, as the case may be, of:

∎	the principal (including the fundamental change repurchase price or redemption price) of;

∎	accrued and unpaid interest, if any, on; and

∎	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, and such right to receive payment or delivery, or to bring such a suit, shall not be impaired or affected without the consent of such holder.

The indenture will require us every year to deliver to the trustee a statement confirming our performance of our obligations under the indenture and listing any default and the steps that we have taken or plan to take to remedy such default. The indenture will also require us to deliver to the trustee written notice of any default within 30 days after its occurrence, which notice will describe in reasonable detail the status of such default and what action we are taking or propose to take in respect thereof.

Payments of the redemption price, fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Amendment

For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Modification of Indenture; Waiver.”

Subject to certain exceptions, the indenture and the notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions of the indenture may be waived with the consent of the holders of a majority of the aggregate principal amount of notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, notwithstanding the foregoing and except as provided below, a modification or amendment requires the consent of the holder of each outstanding note affected by such modification or amendment if it would:

∎	reduce the principal amount of or change the stated maturity of any note;

∎	reduce the rate or extend the time for payment of interest on any note;

∎	reduce any amount payable upon redemption or repurchase of any note or change the time at which or circumstances under which the notes may or shall be redeemed or repurchased;

∎

impair the right of a holder to receive any payment or delivery, as the case may be, of the principal (including the fundamental change repurchase price or redemption price) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its notes, on or after the respective due dates expressed or provided for in the indenture, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates;

∎	change the currency in which any note is payable;

∎	impair the right of a holder to convert any note or reduce the number of shares of common stock or amount of cash or any other property receivable upon conversion;

∎	change the ranking of the notes;

∎	reduce any voting requirements under the indenture;

∎	amend or modify provisions of the amendment, modification or waiver of provisions of the indenture that require each holder’s consent; or

∎	reduce the percentage of the aggregate principal amount of notes required for consent to any amendment or modification of the indenture or to waive any past default.

Notwithstanding anything to the contrary in the preceding paragraph, we and the trustee may modify certain provisions of the indenture without the consent of any holder of the notes, including to:

∎	add guarantees with respect to the notes or secure the notes;

∎	evidence the assumption of our obligations by a successor person under the provisions of the indenture relating to consolidations, mergers and sales of assets;

∎	surrender any of our rights or powers under the indenture;

∎	add covenants or events of default for the benefit of the holders of notes;

∎	cure any ambiguity or correct any inconsistency or defect in the indenture or in the notes that does not adversely affect holders of the notes;

∎

enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Stock” in connection with a common stock change event;

∎	comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

∎

irrevocably elect or eliminate a settlement method or a specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement upon Conversion”;

∎	evidence the acceptance of appointment by a successor trustee, registrar, paying agent or conversion agent;

∎	to comply with the applicable procedures of the applicable depositary;

∎	provide for or confirm the issuance of additional notes pursuant to the indenture;

∎

provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;

∎	conform the indenture and the form or terms of the notes, to the “Description of Notes” set forth in this preliminary prospectus supplement, as supplemented by the applicable pricing term sheet; and

∎

make other changes to the indenture or forms or terms of the notes; provided that no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the interests of the holders of the notes.

The indenture will not require holders to approve the particular form of any amendment or modification. Instead, it will be sufficient for holders to approve the substance of the amendment or modification.

Whenever an amendment or modification to the notes or the indenture is approved by holders of the notes, we or the trustee, at our direction, will promptly deliver notice of such modification or amendment to each holder of the notes and to the trustee, which notice will describe the substance of such modification or amendment in reasonable detail and state the effective date for such modification or amendment. However, our failure to deliver such notice to every holder and the trustee, or any defect in any such notice we deliver, will not impair or otherwise affect the validity of the amendment or modification.

Satisfaction and Discharge

For purposes of the notes, the description below under this section titled “—Satisfaction and Discharge” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Discharge.”

We may satisfy and discharge our obligations under the indenture with respect to the notes (except for certain surviving rights of the trustee and obligations with respect thereto) by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, or any redemption date or fundamental change repurchase date, or upon conversion or otherwise, cash or shares of common stock and cash in lieu of fractional shares, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale price of our common stock or any other security, the daily settlement amounts, the daily conversion values, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Trustee

Wilmington Trust, National Association, will be the trustee, registrar, paying agent and conversion agent. Wilmington Trust, National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, will assume no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. Neither the trustee nor the conversion agent will have any duty to determine whether the conditions to convertibility of the notes have been met or whether and to what extent any of the conditions requiring a change to conversion price have been met, nor will either of them have any responsibility to make calculations under the indenture to monitor our stock price or trading price.

Notices

Except as otherwise described herein, notices to registered holders of the notes will be given by mail to the addresses as they appear in the security register or, in the case of global notes, will be sent electronically in accordance with the procedures of the depositary. Notices will be deemed to have been given on the date of mailing or the date they are so sent electronically, as applicable. Notices sent electronically in accordance with the procedures of the depositary will be deemed to be made “in writing.”

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each holder thereof will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.

Governing Law

For purposes of the notes, the description below under this section titled “—Governing Law” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Description of Debt Securities—Governing Law.”

The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry, Settlement and Clearance

The notes will be initially issued in the form of one or more registered notes in global form. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

∎	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

∎

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described in the indenture.

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee, nor any of the underwriters (nor any of our respective agents) is responsible for those operations or procedures.

DTC has advised us that it is:

∎	a limited purpose trust company organized under the laws of the State of New York;

∎	a “banking organization” within the meaning of the New York State Banking Law;

∎	a member of the Federal Reserve System;

∎	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

∎	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

∎	will not be entitled to have notes represented by the global note registered in their names;

∎	will not receive or be entitled to receive physical, certificated notes; and

∎

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. None of we, the trustee or the paying agent (nor any of our respective agents) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

∎	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

∎	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

∎	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

In addition, at any time, we may, in our sole discretion, by delivering a written request to the registrar, the trustee and the owner of such beneficial interest, permit the exchange of any beneficial interest in a global note for a note in physical, certificated form at the request of the owner of such beneficial interest.

DESCRIPTION OF OTHER INDEBTEDNESS

You should read “Note 12-Debt” of our Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, for a description of our current indebtedness.

THE CONCURRENT OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, $150,000,000 of our common stock at a public offering price of $             per share, which we refer to as the “concurrent offering.” We have granted the underwriters of the concurrent offering a 30-day option to purchase up to an additional $22,500,000 of our common stock. We estimate that the net proceeds to us from the concurrent offering, if it is consummated, will be approximately $             million (or approximately $             million if the underwriters of the concurrent offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The completion of this offering is not contingent on the completion of the concurrent offering, and the completion of the concurrent offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the concurrent offering. The prospectus supplement for the concurrent offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership, conversion and disposition of the notes and the ownership and disposition of shares of our common stock issuable upon conversion of the notes, but it does not purport to be a complete analysis of all potential U.S. federal income tax aspects. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations issued thereunder, administrative rulings and judicial decisions, all in effect as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, and to differing interpretations, so as to result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts and there can therefore be no assurance that the IRS will not take a different position concerning the tax matters described below or that any such position would not be sustained.

This summary addresses only notes or shares of our common stock held as a capital asset by a beneficial owner who purchases the notes on original issuance at its “issue price” (the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who acquires the shares of our common stock upon conversion of such notes. This summary does not address all aspects of U.S. federal income taxation that might be relevant to a beneficial owner of a note or share of our common stock in light of such beneficial owner’s particular facts or circumstances, nor does it address tax considerations for beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

∎	dealers in securities or currencies;

∎	banks or other financial institutions;

∎	regulated investment companies;

∎	real estate investment trusts;

∎	tax-exempt entities;

∎	insurance companies;

∎	traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

∎

persons holding notes or shares of our common stock as a part of a hedging, integrated or conversion transaction or a straddle, or persons deemed to sell notes or shares of our common stock under the constructive sale provisions of the Code;

∎	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes or common stock being taken into account in an applicable financial statement;

∎	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

∎	an entity or arrangement treated as a partnership for U.S. federal income tax purposes;

∎	persons that hold notes or shares of our common stock through pass-through entities; or

∎	U.S. expatriates.

This summary does not address any aspect of the U.S. federal alternative minimum tax or the U.S. estate and gift taxes; nor does it address state, local or non-United States tax considerations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes or shares of our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding notes or common stock, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as the consequences arising under any state, local, foreign or other tax laws, including gift and estate tax laws and any applicable tax treaty.

As used herein, a “U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is, for U.S. federal income tax purposes:

∎	an individual who is a citizen or resident of the United States;

∎

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

∎	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

∎

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of a note or common stock received upon conversion of a note that is an individual, corporation, estate or trust and that is not a U.S. holder.

Considerations for U.S. Holders

Interest on the Notes

It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. In such case, stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

If, however, the notes’ principal amount exceeds the issue price by at least a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Additional Interest

As described under the headings “Description of Notes—Events of Default,” and “Description of Notes—No Registration Rights; Additional Interest,” we may be required to pay additional interest on the notes in certain circumstances. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments. Assuming such position is respected, any additional interest paid to a U.S. holder would be taxable as additional ordinary income when received or accrued, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. However, the IRS may take a position contrary to our position, which could materially and adversely affect the timing and character of income received as additional interest. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Except as provided below under “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference between the amount realized upon the sale, exchange or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as described above under “—Interest on the Notes” to the extent not previously included in income by the U.S. holder) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note. Any such gain or loss generally will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals) long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the note depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely common stock in exchange for notes upon conversion, the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts received with respect to accrued but unpaid interest (which will be treated as described above). The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss, if at the time of the conversion, the note has been held for more than one year. The tax basis of shares of common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued interest will commence on the day after the date of receipt.

As described below, the tax treatment of a conversion of a note into cash and common stock is uncertain and subject to different characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.

If a combination of cash and common stock is received by a U.S. holder upon conversion of a note, we intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock would include the period during which the U.S. holder held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

If the conversion of a note into cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “—Considerations for U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our common stock received on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata among our common stock received and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received in the conversion would include the holding period for the notes, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances, including upon the payment of certain cash dividends. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the beneficial owners of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the conversion rate adjustments provided in the notes (including, without limitation, upon the payment of cash dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder may be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change may be treated as a deemed distribution. In certain circumstances, the failure to provide for certain adjustments may also result in a deemed distribution. Any deemed distribution will be taxable as a dividend, return of capital or capital gain as described below under “—Distributions on our Common Stock.” However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates or whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we pay backup withholding on behalf of a U.S. holder (because the U.S. holders failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock) or sales proceeds received by or other funds or assets of the holder. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of notes not exempt from reporting. The IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions to a non-U.S. holder and, if there is no associated cash payment, may set off its withholding obligations against payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of such holder and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on our Common Stock

Distributions, if any, made on our common stock (other than certain pro rata distributions of common shares) generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals), are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied.

Sale, Exchange or Other Taxable Disposition of Our Common Stock

Upon the sale, exchange or other taxable disposition of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, exchange or other taxable disposition of our common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Possible Effect of the Change in Conversion Consideration

In the event we undergo certain of the events described under “Description of Notes—Consolidation, Merger and Sale of Assets,” “—Conversion Rights,” and “—Recapitalizations, Reclassifications, Mergers and Other Changes of Our Common Stock,” the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into the shares, property or assets described in such sections. Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of such an adjustment.

Additional Medicare Tax

Certain U.S. holders who are individuals, estates or trusts are subject to an additional 3.8% Medicare tax on their “net investment income” (undistributed “net investment income,” in the case of an estate or trust). For this purpose, net investment income generally includes interest and dividends on, and gain from the sale or other taxable disposition of the notes and shares of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes (including additional interest, if any), dividends on our common stock (including constructive distributions on the notes treated as dividends) and to the proceeds of a sale or other disposition of the notes or shares of our common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation) and if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Considerations for Non-U.S. Holders

Interest on the Notes

Under the “portfolio interest exemption,” interest paid to a non-U.S. holder will generally not be subject to U.S. federal income or withholding tax provided that:

∎	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

∎	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

∎	the non-U.S. holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of the non-U.S. holder’s trade or business;

∎	such interest is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S.; and

∎

the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements to qualify for the “portfolio interest exemption” described above, payments of interest generally will be subject to U.S. federal withholding tax at a 30% rate, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to shares of our common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate of the notes described above under “Considerations for U.S. Holders—Constructive Distributions”) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E. However, dividends that are effectively connected with the conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding, including furnishing a valid IRS Form W-8 ECI. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, interest payments, and cash or shares of common stock otherwise due on conversion (as well as, in certain circumstances, any payments on our common stock).

A non-U.S. holder of common stock who wishes to claim the benefit of an applicable tax treaty rate with respect to dividends is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for an exemption or a reduced rate of U.S. withholding tax pursuant to an income tax treaty and fails to furnish the proper documentation, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption, Conversion or Other Taxable Dispositions of Notes or Our Common Stock

Subject to the discussion of backup withholding and FATCA below, any gain recognized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note or share of our common stock (as well as upon the conversion of a note into cash or into a combination of cash and stock) will not be subject to U.S. federal income tax unless:

∎

that gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

∎	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

∎

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the 5-year period ending on the date of disposition of the note or common stock, as the case may be.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons generally. A corporate non-U.S. holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above generally will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of a note or common stock (which gain may be offset by U.S.-source capital losses), even though such non-U.S. holder is not considered a resident of the United States.

With respect to the third bullet point above, we generally would be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurances in this regard, we believe that we are not a USRPHC for U.S. federal income tax purposes currently and we do not expect to become a USRPHC in the foreseeable future.

Any amounts (including shares of our common stock) which a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note that are attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules described above under “—Considerations for Non-U.S. Holders—Interest on the Notes.”

Information Reporting and Backup Withholding

Generally, the amount of interest (including additional interest, if any) paid on the notes and distributions (including constructive distributions) paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments will be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on a note or dividends on common stock, provided the statement described above in the last bullet point under “Considerations for Non-U.S. Holders—Interest on the Notes” has been received. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”) generally imposes a withholding tax of 30% on certain types of payments, including interest and dividends (including, for this purpose, deemed dividends) paid on debt obligations or stock of United States corporations, made to “foreign financial institutions” and certain non-financial foreign entities, unless certain certification, information reporting and other specified requirements are met or an exemption applies. FATCA withholding is currently in effect with respect to payments of interest on the notes and payments of dividends on our common stock. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner. Prospective investors should consult with their tax advisors regarding the implications of FATCA on an investment in the notes and our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February 24, 2021, among us and Jefferies LLC and BofA Securities, Inc., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the principal amount of notes shown opposite its name below:

UNDERWRITERS	PRINCIPAL AMOUNT OF NOTES
Jefferies LLC
BofA Securities, Inc.

Total	$150,000,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the notes offered by us if it purchases any notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities. The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the notes, that you will be able to sell any of the notes held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $            per $1,000 principal amount of notes. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional notes.

	PER NOTE	WITHOUT OPTION	WITH OPTION
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $            , which includes $            that we have agreed to reimburse the underwriters for the fees incurred by them in connection with the offering.

Listing

Our common stock is listed under the symbol “GPRE” on The Nasdaq Global Market. Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Their address is 250 Royall Street, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.

Option to Purchase Additional Notes

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional $22,500,000 principal amount of additional notes from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions, to cover over-allotments.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of the Underwriting Agreement. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

∎	offer, pledge, sell, contract to sell, sell any option or contract to purchase,

∎	purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of common stock, or

∎	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Stabilization

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time. Neither we nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates.    If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, we or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.

The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

INCORPORATION OF DOCUMENTS BY REFERENCE

Rather than including in this prospectus supplement some of the information that we include in the documents we file with the Securities and Exchange Commission (the “SEC”), we are incorporating such information by reference, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The documents we are incorporating by reference and their respective dates of filing are:

∎	Our Annual Report on Form 10-K, filed on February 16, 2021, for the year ended December 31, 2020.

∎	Our Current Reports on Form 8-K, filed on January 27, 2021 and February 12, 2021.

∎

The description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the SEC for the purpose of updating this description, including any amendment or report filed with the Commission for the purpose of updating this description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2019.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, Attention: Investor Relations (or telephone: (402) 884-8700).

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus supplement, such statements shall not be deemed incorporated in this prospectus supplement except as so modified or superseded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering are incorporated by reference and become a part of this prospectus supplement from the date such documents are filed. Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and does not constitute a part thereof. Any statement contained in this prospectus supplement or in a document incorporated by reference is modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. Those reports are available on our website at www.gpreinc.com shortly after we file or furnish the information with the SEC. You can also find the charters of our audit, compensation, and nominating committees, as well as our code of ethics in the corporate governance section of our website. The information found on our website is not part of this or any other report we file with or furnish to the SEC. Alternatively, investors may visit the SEC website at www.sec.gov to access our reports, proxy and information statements filed with the SEC.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so investors can better understand future prospects and make informed investment decisions. As such, forward-looking statements are included in this report or incorporated by reference to other documents filed with the SEC.

Forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions.

Factors that could cause actual results to differ from those expressed or implied are discussed in this prospectus supplement under “Risk Factors” or incorporated by reference. Specifically, we may experience fluctuations in future operating results due to a number of economic conditions, including: disruption caused by health epidemics, such as the COVID-19 outbreak; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; financial market risks; counterparty risks; risks associated with changes to government policy or regulation, including changes to tax laws; risks related to acquisitions and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees and other factors detailed in reports filed with the SEC. Additional risks related to Green Plains Partners LP include compliance with commercial contractual obligations, potential tax consequences related to our investment in the partnership and risks disclosed in the partnership’s SEC filings associated with the operation of the partnership as a separate, publicly traded entity.

We believe our expectations regarding future events are based on reasonable assumptions; however, these assumptions may not be accurate or account for all risks and uncertainties. Consequently, forward-looking statements are not guaranteed. Actual results may vary materially from those expressed or implied in our forward-looking statements. In addition, we are not obligated and do not intend to update our forward-looking statements as a result of new information unless it is required by applicable securities laws. We caution investors not to place undue reliance on forward-looking statements, which represent management’s views as of the date of this report or documents incorporated by reference.

LEGAL MATTERS

The validity of our securities offered hereby will be passed on for us by Husch Blackwell LLP. Latham & Watkins LLP is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Green Plains Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020 contains an explanatory paragraph that states that the Company completed the acquisition of Fluid Quip Technologies, LLC in 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Fluid Quip Technologies, LLC’s internal control over financial reporting associated with approximately 3% of the Company’s consolidated total assets and approximately 0% of the Company’s consolidated total revenues as of and for the year ended December 31, 2020. The audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Fluid Quip Technologies, LLC. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the Company’s method of accounting for leases in 2019 due to the adoption of ASC Topic 842, Leases.

PROSPECTUS

GREEN PLAINS INC.

COMMON STOCK

WARRANTS

DEBT SECURITIES

UNITS

We may, from time to time, issue in one or more offerings and in one or more series:

∎	shares of common stock, par value $0.001 per share;

∎	warrants for the purchase of shares of common stock;

∎	debt securities; and

∎	units consisting of two or more of the above classes or series of securities.

The securities may be offered separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering. We will specify in an accompanying prospectus supplement the terms of the securities. We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement. See “Plan of Distribution.”

Our headquarters are located at 1811 Aksarben Drive, Omaha, Nebraska 68106. Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Market.

Investing in our securities involves risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should read this prospectus and the applicable prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 16, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we may offer shares of our common stock, as well as various series of debt securities and warrants, to purchase any of such securities, either individually or in units, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectus, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS

ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free-writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free-writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free-writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may be based on inaccurate assumptions or not account for known or unknown risks and uncertainties, and therefore, be incorrect. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws.

Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A – Risk Factors of our annual report on Form 10-K for the year ended December 31, 2020. Specifically, we may experience fluctuations in future operating results due to a number of economic conditions, including: disruption caused by health epidemics, such as the COVID-19 outbreak; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; financial market risks; counterparty risks; risks associated with changes to government policy or regulation, including changes to tax laws; risks related to acquisitions and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees and other factors detailed in reports filed with the SEC. Additional risks related to Green Plains Partners LP include compliance with commercial contractual obligations, potential tax consequences related to our investment in the partnership and risks disclosed in the partnership’s SEC filings associated with the operation of the partnership as a separate, publicly traded entity.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any document incorporated by reference might not occur. We caution investors not to place undue reliance on the forward-looking statements, which represent management’s views only as of the date of this prospectus or documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

References to “we,” “us,” “our,” “Green Plains,” or the “company” refer to Green Plains Inc. and its subsidiaries.

Green Plains is an Iowa corporation, founded in June 2004 as a producer of low carbon fuels and has grown to be one of the leading corn processors in the world. We continue the transition from a commodity-processing business to a value-add agricultural technology company focusing on creating additional diverse, non-cyclical, higher margin feed ingredients, specialty alcohols and renewable feedstocks for the emerging renewable diesel industry. In addition, we are currently undergoing a number of project initiatives to improve our operating margins. Through our Project 24 initiative, we anticipate reductions in operating expense per gallon across our non-ICM plants. USP upgrades and planned GNS upgrades are expected to provide additional improvements to our financial results. Additionally, through our Ultra-High Protein initiative, we expect to produce various Ultra-High Protein and novel feed ingredients targeting the pet, dairy and aquaculture industries further increasing margin per gallon.

We recently completed the purchase of a majority interest in Fluid Quip Technologies, LLC. The acquisition capitalizes on the core strengths of each company to develop and implement proven, value-added agriculture, food and industrial biotechnology systems and rapidly expand installation and production across Green Plains facilities, as well as offer these technologies to partnering biofuel facilities.

Additionally, we have taken advantage of opportunities to divest certain assets in recent years to reallocate capital toward our current growth initiatives. We are focused on generating stable operating margins through our business segments and risk management strategy and expanding our focus on specialty alcohols and high value protein ingredients. We own and operate assets throughout the ethanol value chain: upstream, with grain handling and storage; through our ethanol production facilities; and downstream, with marketing and distribution services to mitigate commodity price volatility.

We formed Green Plains Partners LP, a master limited partnership, to be our primary downstream storage and logistics provider since its assets are the principal method of storing and delivering the ethanol we produce. The partnership completed its initial public offering on July 1, 2015. As of December 31, 2020, we own a 48.9% limited partner interest, a 2.0% general partner interest and all of the partnership’s incentive distribution rights. The public owns the remaining 49.1% limited partner interest. The partnership is consolidated in our financial statements.

We group our business activities into the following four operating segments to manage performance:

∎

Ethanol Production. Our ethanol production segment includes the production of ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein and corn oil at 12 ethanol plants in Illinois, Indiana, Iowa, Minnesota, Nebraska and Tennessee. At capacity, our facilities are capable of processing approximately 354 million bushels of corn per year and producing approximately 1.0 billion gallons of ethanol, 2.5 million tons of distillers grains and 276 million pounds of industrial grade corn oil, making us one of the largest ethanol producers in North America.

∎

Agribusiness and Energy Services. Our agribusiness and energy services segment includes grain procurement, with approximately 38.1 million bushels of grain storage capacity, and our commodity marketing business, which markets, sells and distributes ethanol, distillers grains and corn oil produced at our ethanol plants. We also market ethanol for a third-party producer as well as buy and sell ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein, corn oil, grain, natural gas and other commodities in various markets.

∎

Food and Ingredients. Our food and ingredients segment currently includes our food-grade corn oil operations. Fleischmann’s Vinegar, one of the world’s largest producers of food-grade industrial vinegar, was also included in the food and ingredients segment until its sale on November 27, 2018. On September 1, 2019, we formed a joint venture and sold 50% of our cattle feeding operations which has the capacity to support approximately 355,000 head of cattle and grain storage capacity of approximately 24.1 million bushels. The assets and liabilities and results of operations of GPCC prior to its divesture have been reclassified as discontinued operations for all periods presented. Our continued investment in GPCC was accounted for under the equity method of accounting until its disposition in October 2020.

∎

Partnership. Our master limited partnership provides fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. The partnership’s assets include 31 ethanol storage facilities, six fuel terminal facilities and approximately 2,480 leased railcars.

Executive Offices

Our executive offices are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition, results of operations or stock price could be materially adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for general corporate purposes. We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

We will not receive proceeds from any sales of securities by persons other than the company, except as may otherwise be stated in any applicable prospectus supplement or free writing prospectus.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. Accordingly, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

∎	common stock;

∎	warrants to purchase common stock or debt securities of one or more series;

∎	debt securities; and/or

∎	units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

∎	designation or classification;

∎	aggregate offering price;

∎	rates and times of payment of dividends or interest, if any;

∎	redemption, conversion, exercise, exchange or sinking fund terms, if any;

∎	ranking;

∎	liquidation rights;

∎	restrictive covenants, if any;

∎	voting or other rights, if any;

∎	conversion prices, if any; and

∎	important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the Registration Statement of which this prospectus forms a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. As of December 31, 2020, approximately 47,470,505 shares of common stock were issued and 35,657,344 shares of common stock were outstanding, held of record by approximately 1,996 shareholders of record, not including beneficial holders whose shares are held in names other than their own.

The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Second Amended and Restated Bylaws (“Bylaws”), are only summaries. We encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Payments of dividends by our subsidiaries to Green Plains may be restricted by certain debt covenants. Future declarations of dividends are subject to approval by our board of directors and may be adjusted as business needs or market conditions change.

All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.

Listing

Our common stock is listed under the symbol “GPRE” on The Nasdaq Global Market.

Transfer Agent and Registrar

Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Their address is 250 Royall Street, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.

Iowa Law and Certain Charter and Bylaw Provisions

The provisions of (1) Iowa law, (2) our Articles and (3) our Bylaws, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Iowa Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and, subject to certain exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our Articles and Bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our shareholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 66 2/3% of our outstanding voting stock. These provisions are likely to increase the time required for shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for shareholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors. Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our Secretary. A shareholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event of a special meeting or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received by the company not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. Detailed requirements as to the form of the notice and information included in the notice are specified in the Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Shareholders. Special meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or as otherwise allowed under the Iowa Business Corporation Act.

No Shareholder Action by Written Consent. Our Bylaws do not permit our shareholders to act by written consent, except where otherwise required by the Iowa Business Corporation Act. As a result, any action to be effected by our shareholders must be effected at a duly called Annual or Special Meeting of Shareholders.

Super-Majority Shareholder Vote Required for Certain Actions. The Iowa Business Corporation Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless the corporation’s articles of incorporation or bylaws, as the case may be, requires a greater percentage. An affirmative vote of 66 2/3% of our outstanding voting stock is required for any amendment to, or repeal of, our Bylaws by the shareholders. Our Bylaws may be amended or repealed by a simple majority vote of the board of directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. Accordingly, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select that has its principal office in the United States and a combined capital and surplus in an amount as required by applicable law. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

∎	the offering price and aggregate number of warrants offered;

∎	the currency for which the warrants may be purchased;

∎	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

∎	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

∎

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

∎

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

∎	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

∎	the terms of any rights to redeem or call the warrants;

∎	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

∎	the dates on which the right to exercise the warrants will commence and expire;

∎	the manner in which the warrant agreement and warrants may be modified;

∎	federal income tax consequences of holding or exercising the warrants;

∎	the terms of the securities issuable upon exercise of the warrants; and

∎	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

∎

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

∎	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. EST on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Accordingly, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both senior indentures and the subordinated indentures. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either a senior trustee or a subordinated trustee, as applicable.

The following summaries of material provisions of senior debt securities, subordinated debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of senior indentures and subordinated indentures are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities, as applicable:

∎	the title;

∎	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

∎	any limit on the amount that may be issued;

∎	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

∎	the maturity date;

∎	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

∎

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

∎

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

∎	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

∎	the terms of the subordination of any series of subordinated debt;

∎

the aggregate amount of indebtedness that would be senior to the subordinated debt and a description of any limitation on the issuance of such additional senior indebtedness (or a statement that there is no such limitation);

∎	the place where payments will be made;

∎	restrictions on transfer, sale or other assignment, if any;

∎	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

∎	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

∎	provisions for a sinking fund, purchase or other analogous fund, if any;

∎

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

∎

whether the indenture will restrict our ability to: incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions with respect to our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

∎	whether the indenture will require us to maintain any asset ratios or reserves;

∎	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

∎	the procedures for any auction and remarketing, if any;

∎	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

∎	if other than dollars, the currency in which the series of debt securities will be denominated;

∎	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities; and

∎

the name of any trustee(s) and the nature of any material relationships with the trustee, the percentage of securities of the class necessary to require the trustee to take action and what indemnification the trustee may require before proceeding to enforce any liens.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless an accompanying prospectus supplement states otherwise, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under an Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

∎	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

∎	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

∎

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

∎	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and continues, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs, the principal amount and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority-in-principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority-in-principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

∎	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

∎

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve personal liability or be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

∎	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

∎

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

∎

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority-in-aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest, on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

∎	to fix any ambiguity, defect or inconsistency in the indenture;

∎	to comply with the provisions described above under “Consolidation, Merger or Sale”;

∎	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

∎	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

∎	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

∎	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

∎

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the security holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

∎	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority-in-aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

∎	extending the fixed maturity of the series of debt securities;

∎	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

∎	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

∎	register the transfer or exchange of debt securities of the series;

∎	replace stolen, lost or mutilated debt securities of the series;

∎	maintain paying agencies;

∎	hold monies for payment in trust;

∎	compensate and indemnify the trustee; and

∎	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest, on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

∎

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

∎	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check, which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the State of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indentures will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement and any related free writing prospectus relating to the units will contain the information described above with regard to each of the securities that is a component of the units.

In addition, the prospectus supplement and any related free writing prospectus relating to units will describe the terms of any units we issue, including as applicable:

∎	the title of any series of units;

∎	the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

∎

any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

∎	whether we will apply to have such units traded on any securities exchange or securities quotation system;

∎

any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

∎	any other material terms and conditions relating to the units or to the securities included in each unit.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways, separately or together, from time to time:

∎	through dealers or agents to the public or to investors;

∎	to underwriters for resale to the public or to investors;

∎	directly to investors; or

∎	through a combination of such methods.

In addition, we may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, we may be required by the securities laws of certain states to offer and sell the common units only through registered or licensed brokers or dealers.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

∎	the name or names of any agents, dealers or underwriters;

∎	the purchase price of the securities being offered and the proceeds we or they will receive from the sale;

∎	any over-allotment options under which underwriters may purchase additional securities from us;

∎	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

∎	any public offering price;

∎	any discounts or concessions allowed or reallowed or paid to dealers; and

∎	any securities exchanges on which the securities may be listed.

We will describe the method of distribution of the securities and terms of the offering in the prospectus supplement.

We may distribute our offered securities from time to time in one or more transactions at: (1) a fixed price or prices (which may be changed), (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale, or (4) negotiated prices. Any initial public offering price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers or agents may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from any selling security holders, us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Stock Market or other principal market for our common stock. We may apply to list warrants or debt securities on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Husch Blackwell LLP, Omaha, Nebraska, will provide us with an opinion as to the legal matters in connection with the securities we are offering.

EXPERTS

The consolidated financial statements of Green Plains Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020 contains an explanatory paragraph that states that the Company completed the acquisition of Fluid Quip Technologies, LLC in 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Fluid Quip Technologies, LLC’s internal control over financial reporting associated with approximately 3% of the Company’s consolidated total assets and approximately 0% of the Company’s consolidated total revenues as of and for the year ended December 31, 2020. The audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Fluid Quip Technologies, LLC. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the Company’s method of accounting for leases in 2019 due to the adoption of ASC Topic 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov, and on our website at www.gpreinc.com. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Global Market under the symbol “GPRE.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

∎	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room;

∎	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

∎	obtain a copy from the SEC’s website or our website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K, filed on February 16, 2021, for the year ended December 31, 2020.

2.	Our Current Reports on Form 8-K, filed on January 27, 2021 and February 12, 2021.

3.

The description of the registrant’s common stock set forth in the registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the Commission for the purpose of updating this description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2019.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, Attention: Investor Relations; Telephone: (402) 884-8700.

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

$150,000,000

    % Convertible Senior Notes due 2027

PROSPECTUS SUPPLEMENT

Jefferies

BofA Securities

                    , 2021